As filed with the Securities and Exchange Commission on November 13, 1996

                                                      Registration No. 333-12843
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                 AMENDMENT NO. 1
                                       TO

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                          ----------------------------


                    NationsFinancial Auto Owner Trust 1996-1
                           (Issuer of the Securities)
                      NationsFinancial Funding Corporation
                                    (Seller)
                          -----------------------------

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                          -----------------------------

                                   Applied for
                     (I.R.S. Employer Identification Number)
                          -----------------------------

                             2 Concourse Parkway, NE
                                    Suite 745
                             Atlanta, Georgia 30328
                                 (770) 394-1900

               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                           principal executive office)

                             John B. Stockton, Esq.
                              Senior Vice President
                      NationsCredit Commercial Corporation
                              One Canterbury Green
                           Stamford, Connecticut 06901
                                 (203) 352-4134

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:
Reed D. Auerbach, Esq.                               Robert W. Long, Jr.
Stroock & Stroock & Lavan                          NationsBank Corporation
Seven Hanover Square                                100 North Tryon Street
New York, New York 10004-2696                   Charlotte, North Carolina 28255


                     --------------------------------------

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|


         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|


         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                    Proposed
                                                   Amount           Maximum        Proposed Maximum      Amount of
    Title of Each Class of Securities               to be       Aggregate Price        Aggregate       Registration
            Being Registered                    Registered(1)     per Unit(2)       Offering Price          Fee
---------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes; Asset Backed                 $1,000,000           100%            $1,000,000       $344.83
Certificates
===========================================================================================================================

(1) An indeterminate amount of Asset Backed Notes and Asset Backed Certificates (together, the "Securities") are also being registered for the purpose of market-making transactions by an affiliate of the Registrant.

(2)      Estimated solely for purposes of calculating the registration fee.

                          -----------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE


         This Registration Statement contains (i) a Prospectus relating to a public offering by NationsFinancial Auto Owner Trust 1996-1 (the "Trust") of $__________ aggregate principal amount of Class A-1 ___% Asset Backed Notes, $________ aggregate principal amount of Class A-2 Floating Rate Asset Backed Notes, $_______ aggregate principal amount of Class A-3 ___% Asset Backed Notes and $__________ aggregate principal amount of ___% Asset Backed Certificates (collectively, the "Securities"); and (ii) certain pages of a second Prospectus to be used in connection with offers and sales relating to market-making transactions in the Securities by an affiliate of the Registrant. The Prospectus relating to the Securities follows immediately after this Explanatory Note. Following such Prospectus are alternate pages of the market-making Prospectus relating to the Securities. All other pages of the public offering Prospectus for the Securities are also to be used for the market-making Prospectus.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

                                  $------------
                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1

                         Class A-1 % Asset Backed Notes
                   Class A-2 Floating Rate Asset Backed Notes
                   $___________ Class A-3 % Asset Backed Notes
                     ___________ % Asset Backed Certificates


                      NationsFinancial Funding Corporation
                                     Seller
                         SunStar Acceptance Corporation
                                    Servicer


         The NationsFinancial Auto Owner Trust 1996-1 (the "Trust") will be formed pursuant to a Trust Agreement to be entered into between NationsFinancial Funding Corporation, as seller (the "Seller"), and ____________, as Owner Trustee, and will issue $_______________ aggregate principal amount of Class A-1 % Asset Backed Notes (the "Class A-1 Notes"), $________________ aggregate principal amount of Class A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes") and $______________ aggregate principal amount of Class A-3 % Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of November 30, 1996 (the "Indenture"), between the Trust and __________________, as Indenture Trustee and as Indenture Collateral Agent (the "Indenture Trustee" and the "Indenture Collateral Agent"). The Trust also will issue $______________ aggregate principal amount of % Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").


         Distributions of interest on the Certificates will be subordinated in priority of payment to interest on and principal of the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full.


         The assets of the Trust (the "Trust Property") will include a pool of non-prime retail motor vehicle installment sales contracts (the "Receivables") secured by new and used automobiles, light trucks and vans financed thereby (the "Financed Vehicles"), certain amounts received under each Receivable after November 30, 1996 (the "Cutoff Date"), security interests in the Financed Vehicles, the Certificate Policy (as defined herein) and certain other property, as more fully described herein.

                                                 (Cover continued on next page)

         For a discussion of certain factors which should be considered by prospective purchasers of the Securities, see "Risk Factors" at page 16 herein.


THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, THE SELLER, THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                 Price to            Underwriting        Proceeds to
                                                Public (1)             Discount          Trust(1)(2)
Per Class A-1 Note.........................          %                    %                   %
Per Class A-2 Note.........................          %                    %                   %
Per Class A-3 Note.........................          %                    %                   %
Per Certificate............................          %                    %                   %
Total(3)...................................  $                  $                      $

------------------
(1) Plus interest at the applicable Interest Rates from ______________, 1996.
(2) Before deduction of expenses payable by the Seller, estimated to be $______________.
(3) Excludes certain Certificates not offered hereby. See "Summary -- The Certificates."


         The Notes and the Certificates are offered by the Underwriter when, as and if issued by the Trust, delivered to and accepted by the Underwriter, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System on or about December __, 1996.


                        NationsBanc Capital Markets, Inc.
                 The date of this Prospectus is ________ , 1996.

(Continued from preceding page)


     The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on the Class A-1 and Class A-3 Notes will accrue at the per annum interest rates specified above. The per annum rate of interest on the Class A-2 Notes for each monthly interest period will equal LIBOR (as defined herein) plus 0. %, subject to a maximum rate equal to ___% per annum. Interest on the Notes will generally be payable on the fifteenth day of each month (each, a "Distribution Date"), commencing in January 1997. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical Class designation has been paid in full.


     The Certificates represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate of % per annum, will be distributed to the Certificateholders on each Distribution Date. The Final Scheduled Distribution Date for the Class A-1 Notes will be ______________, 199_, for the Class A-2 Notes will be the _____________ 200_ Distribution Date, and for the Class A-3 Notes will be the ______________ 200_ Distribution Date. The Final Scheduled Distribution Date for the Certificates will be the ________________ 200_ Distribution Date. However, payment in full of a Class of Notes or the Certificates may occur earlier or later than such dates as described herein. In addition, the Class A-3 Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the remaining Receivables. The Servicer may exercise its option to purchase all the remaining Receivables only when the aggregate principal balance of the Receivables shall have declined to 5% or less of the aggregate principal balance of the Receivables as of the Cutoff Date.


     Full and timely payment on each Distribution Date of the distributions to be made on the Notes in accordance with the original terms of the Notes (the "Guaranteed Note Distributions") and the distributions to be made on the Certificates in accordance with the original terms of the Certificates (the "Guaranteed Certificate Distributions") is unconditionally and irrevocably guaranteed pursuant to financial guaranty insurance policies (the "Policies") to be issued by

                                       FSA

     There currently is no secondary market for the Notes or the Certificates. The Underwriter expects to make a market in the Securities but has no obligation to do so. There is no assurance that any such market will develop or continue or that it will provide Securityholders with sufficient liquidity of investment.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         The Seller, as sponsor of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS


         Unless and until Definitive Notes or Definitive Certificates are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Description of the Purchase Agreement and the Trust Documents -- Statements to Securityholders" and "Description of the Securities -- Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer or the Insurer intends to send any of its financial reports to Securityholders. The Servicer, on behalf of the Trust, will file with the Commission periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The consolidated financial statements of Financial Security Assurance Inc. (the "Insurer") and Subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference into this Prospectus and made a part hereof:


(a)      Annual Report on Form 10-K for the year ended December 31, 1995, and


(b) Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996.


         All financial statements of the Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.


         In addition to the documents described above, all documents filed by the Servicer on behalf of the Trust and each filing of the consolidated financial statements of Financial Security and Subsidiaries included in, or as exhibits to, documents filed by Holdings with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom this Prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits). Requests for such copies should be directed to Donald Combs, President, and Chief Operating Officer, SunStar Acceptance Corporation, 2 Concourse Parkway, NE, Suite 745, Atlanta, Georgia 30328 (telephone (770) 394-1900).

                                SUMMARY OF TERMS


         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms on the pages of the Prospectus indicated in the "Index of Terms", found on page __.


Issuer........................   NationsFinancial Auto Owner Trust 1996-1 (the
                                 "Trust" or the "Issuer"), a Delaware business trust to be formed pursuant to a Trust
                                 Agreement, dated as of November 30, 1996
                                 (the "Trust Agreement"), between the Seller and the Owner Trustee.


Seller........................   NationsFinancial Funding Corporation (the
                                 "Seller"), a Delaware corporation and a
                                 wholly-owned subsidiary of SunStar Acceptance
                                 Corporation.  See "The Seller."


Servicer......................   SunStar Acceptance Corporation (in its
                                 individual capacity, "SunStar" and, as
                                 servicer, the "Servicer"), a Delaware
                                 corporation and a wholly-owned subsidiary of NationsBank Corporation ("NationsBank").
                                 See "SunStar Acceptance Corporation".


Insurer.......................   Financial Security Assurance Inc. (the
                                 "Insurer"), a New York financial guaranty insurance company. See "The Insurer."

Indenture Trustee.............   _____________________ (the "Indenture
                                 Trustee").  See "The Notes -- The Indenture
                                 Trustee."

Owner Trustee.................   _____________________ (the "Owner Trustee").
                                 See "The Trust -- The Owner Trustee."

Cutoff Date...................   November 30, 1996.


Closing Date..................   December __, 1996.


The Notes..................... The Trust will issue Class A-1    % Asset Backed
                               Notes (the "Class A-1 Notes") in the aggregate original principal amount of
                               $_____________, Class A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes") in the aggregate original principal amount
                               of $____________, and  Class A-3    % Asset
                               Backed Notes (the "Class A-3 Notes") in the aggregate original principal amount of $___________. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (collectively, the "Notes") will be issued pursuant to an Indenture, dated as of November 30, 1996 (the "Indenture"), between the Issuer, the Indenture Trustee and _________________________,
                               as Indenture Collateral Agent
                               (the "Indenture Collateral Agent") for the benefit of the Insurer and the Indenture Trustee on behalf of holders of record of the Notes
                               (the "Noteholders"). The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC. See "Description of the Securities -- Book-Entry Registration."

                               The Notes will be secured
                               pursuant to the Indenture
                               by the assets of the Trust
                               (other than funds deposited
                               in an account maintained by
                               the Owner Trustee for the
                               benefit of the
                               Certificateholders (the
                               "Certificate Distribution
                               Account") and the financial
                               guaranty insurance policy
                               issued by the Insurer to
                               the Owner Trustee for the
                               benefit of the
                               Certificateholders (the
                               "Certificate Policy")).


The Certificates.............. The Trust will issue     % Asset Backed
                               Certificates (the "Certificates") with an aggregate initial principal balance of $______________ (the "Initial Certificate Balance"). The Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only (other than the Certificates sold to the Affiliated Purchaser, as described in
                               "The Trust -- General"). See "Description of the Securities -- Book-Entry Registration."


Trust Property.................Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Trust. The assets of the Trust (the "Trust Property") will consist of the following: (a) a pool of Receivables (as defined below) secured by new and used automobiles, light trucks and vans financed thereby (the "Financed Vehicles"), (b) all monies received after the Cutoff Date and, with respect to Receivables under which payments allocable to principal are determined in accordance with the actuarial method (the "Precomputed Receivables"), monies received thereunder on or prior to the Cutoff Date that relate to scheduled payments due after the Cutoff Date, (c) the security interests in the Financed Vehicles granted by purchasers of the Financed Vehicles or persons owing payments under the Receivables (the "Obligors") pursuant to the Receivables and any other interest of the Seller in such Financed
                               Vehicles, (d) the related Receivables Files (as defined below), (e) any proceeds with respect to the Receivables from claims on any physical damage, credit life and disability insurance policies covering the Financed
                               Vehicles or Obligors and any proceeds from the liquidation of the Receivables, (f) any proceeds from the exercise of rights against the dealers who sold the Financed
                               Vehicles and originated the respective
                               Receivables (the "Dealers")
                               under agreements between SunStar or an affiliate and such Dealers (the "Dealer Agreements"), (g) such amounts as from time to time may be held in the Collection Account (as defined below) and the Certificate Distribution Account, (h) all rights under any Service Contracts (as defined below) on the related Financed Vehicles, (i) the Certificate Policy, (j) all of the Seller's rights and benefits under the Purchase Agreement (as defined below), and (k) the proceeds of any and all of the foregoing. The Receivables will be purchased by the Seller from SunStar pursuant to a purchase agreement (the
                               "Purchase Agreement") between the Seller and SunStar on or prior to the date of issuance of the Securities. "Receivables Files" means generally the original Receivables, records of information supplied by the Obligors in the original credit applications, the original certificates of title and any other documents kept on file by the Servicer with respect to the Receivables.
                               "Service Contracts" means
                               agreements financed under
                               the related Receivables
                               that provide for the repair
                               of the related Financial
                               Vehicles.


Receivables....................The Receivables consist of non-prime retail motor vehicle installment sales contracts
                               ("Contracts") originated by Dealers and
                               then acquired by SunStar or an affiliate and conveyed by SunStar to the Trust on the Closing Date. Non-prime retail motor vehicle installment sales contracts are contracts with obligors or borrowers with less than perfect credit due to various factors, including, among other things, the manner in which such individuals have handled previous credit, limited prior credit history, prior declarations of personal bankruptcy and/or limited financial resources. The Receivables do not include amounts (including interest) owing under a Contract on account of collateral protection insurance ("CPI") placed on a Financed Vehicle prior to, on or after the Cutoff Date ("CPI Funds"). See "SunStar Acceptance Corporation -- General."


                               The Receivables have, as of
                               the Cutoff Date, a weighted
                               average annual percentage
                               rate ("APR") of
                               approximately _____%, a
                               weighted average original
                               term of _______ months and
                               a weighted average
                               remaining term of _______
                               months. The Receivables
                               have an aggregate principal
                               balance of $_______________
                               as of the Cutoff Date (the
                               "Original Pool Balance").
                               Each of the Receivables
                               will have a remaining term
                               of not more than 59 months
                               and not less than 3 months
                               as of the Cutoff Date. See
                               "The Receivables."

Terms of the Notes.............The principal terms of the Notes will be as described below:

  A. Distribution Dates........Payments of interest and principal on the Notes will be made on the fifteenth day of each month or, if the fifteenth day is not a Business
                               Day (as defined below), on the next following Business Day (each, a "Distribution Date") commencing January 1997. Payments will be made to the Noteholders as of the Business Day immediately preceding such Distribution Date (a "Record Date"). A "Business
                               Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in the states of Texas, Delaware or New
                               York are authorized or obligated to be closed.

  B. Interest Rates............The Class A-1 Notes and the Class A-3 Notes will bear interest at the respective fixed per annum rates set forth on the cover page hereof. The Class A-2 Notes will bear interest at a floating rate equal to the London interbank offered rates for one-month U.S.
                               dollar deposits ("LIBOR") plus 0.    %, subject
                               to a maximum rate equal to __% per annum. Each such interest rate for a Class of Notes is referred to as the "Interest Rate."

  C. Interest..................Interest on the principal amount of the Notes of each Class outstanding immediately prior to a Distribution Date will accrue at the applicable Interest
                               Rate from and including the
                               most recent Distribution
                               Date on which interest has
                               been paid (or, in the case
                               of the first Distribution
                               Date, from and including
                               the Closing Date) to, but
                               excluding, the following
                               Distribution Date (each, an
                               "Interest Period").
                               Interest on the Notes for
                               any Distribution Date due
                               but not paid on such
                               Distribution Date will be
                               due on the next
                               Distribution Date together
                               with, to the extent
                               permitted by law, interest
                               on such amount at the
                               applicable Interest Rate.
                               The amount of interest
                               distributable on the Notes
                               on each Distribution Date
                               will equal interest accrued
                               during the related Interest
                               Period. Interest on the
                               Class A-1 Notes and the
                               Class A-2 Notes will be
                               calculated on the basis of
                               a 360-day year and the
                               actual number of days
                               elapsed in the applicable
                               Interest Period. Interest
                               on the Class A-3 Notes will
                               be calculated on the basis
                               of a 360-day year
                               consisting of twelve 30-day
                               months. See "Description of
                               the Securities -- Payments
                               of Interest."


  D. Principal.................Principal of the Notes will be payable on each
                               Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date, except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical Class designation has been paid in full. The "Noteholders' Principal
                               Distributable Amount" will equal the sum of (x) the Noteholders' Percentage (as defined below) of the Principal Distributable
                               Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal
                               Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Receivables under which payments allocable to principal are determined in accordance with the simple interest method (the
                               "Simple Interest Receivables"), in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by the Seller or the Servicer as of the last day of such Monthly Period, and (iii) the principal balance of each Receivable that became a Liquidated Receivable (as defined below) during such Monthly Period. See "Description of the Purchase Agreement and the Trust Documents -- Distributions". The
                               "Noteholders' Percentage" means (i) for each Distribution Date prior to the Distribution Date on which the Class A-3 Notes are paid in full, 100%, (ii) on the Distribution Date on which the Class
                               A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for any Distribution Date thereafter, zero.
                               "Liquidated Receivable"
                               means generally a
                               Receivable as to which, as
                               of the last day of the
                               related Monthly Period, the
                               Servicer has determined
                               that all amounts it expects
                               to recover have been
                               received, such Receivable
                               is 180 days or more
                               delinquent, proceeds from
                               the sale of the related
                               Financed Vehicle have been
                               received or the scheduled
                               payments to be made on such
                               Receivable have been
                               restructured by court
                               order, as further defined
                               under "Description of the
                               Purchase Agreement and
                               Trust Documents --
                               Distributions."


  E. Optional Redemption.......The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase all of the remaining Receivables, which, subject to certain provisions in the Sale and Servicing Agreement, can occur only after the aggregate principal balance of the Receivables declines to 5% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes of such Class plus accrued and unpaid interest thereon. See "Description of the Securities -- Optional Redemption."


  F. Mandatory  Redemption.....The Notes may be accelerated and become subject to immediate payment at par upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default (as defined herein) shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance and Indemnity Agreement, dated as of November 30, 1996 (the "Insurance Agreement"), among the
                               Insurer, the Trust, the Seller and SunStar. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See "Description of the Securities -- The Indenture -- Events of Default" herein. The financial guaranty insurance policy issued by the Insurer to the Indenture Trustee for the benefit of the Noteholders (the "Note
                               Policy") does not guarantee payment of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "The
                               Policies -- Note Policy."

G.  Class A-1 Final
       Scheduled Distribution
       Date....................Notwithstanding anything to the contrary contained herein, on ________, 1997 (the "Class A-1 Final Scheduled Distribution
                               Date") holders of record as of the Business Day preceding such date shall be entitled to receive from funds available therefor interest on the outstanding principal amount of the Class A-1 Notes immediately prior to such date at a
                               rate of    % per annum for the
                               period (the "Final Class A-1 Interest Period") from and including the most recent Distribution Date on which interest has been paid on the Class A-1 Notes to but excluding the Class A-1 Final Scheduled Distribution Date (together with interest due but not paid on a prior Distribution
                               Date and, to the extent
                               permitted by law, interest
                               on such amount at a rate of
                               % per annum) plus the
                               unpaid principal amount of
                               the Class A-1 Notes.
                               Interest will be calculated
                               on the basis of a 360-day
                               year and the actual number
                               of days elapsed in the
                               Final Class A-1 Interest
                               Period.

Terms of the
 Certificates..................The principal terms of the Certificates will be as described below:

  A. Distribution Dates........Distributions with respect to the Certificates will be made on each
                               Distribution Date,
                               commencing January 1997.
                               Distributions will be made
                               to holders of record of the
                               Certificates (the
                               "Certificateholders" and,
                               together with the
                               Noteholders, the
                               "Securityholders") as of
                               the related Record Date.

  B. Certificate Rate..........    % per annum payable monthly at one-twelfth
                               of the annual rate,
                               calculated on the basis of a 360-day year consisting of twelve
                               30-day months.

  C. Subordination of
      Certificates.............The Certificates will not receive any distribution with respect to a
                               Distribution Date until the full amount of the sum of the Noteholders' Principal Distributable Amount and the Noteholders'
                               Interest Distributable Amount (the "Noteholders' Distributable Amount") with respect to such Distribution Date has been deposited in an account established and maintained in the name of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders (the "Note Distribution
                               Account").  The "Noteholders' Interest
                               Distributable Amount"
                               means generally, with respect to a Class of Notes, the product of one-twelfth of the Interest Rate for such Class and the outstanding principal amount of the Notes of such Class immediately preceding the related Distribution Date, as further defined under "Description of the Purchase Agreement and Trust Documents
                               -- Distributions."


  D. Interest..................On each Distribution Date, the Owner Trustee will distribute to
                               Certificateholders their pro rata share of interest distributable with respect to the Certificates. The amount of interest distributable on the Certificates on each Distribution Date will equal interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately prior to such Distribution Date.
                               "Certificate Balance"
                               means the Initial
                               Certificate Balance reduced
                               by all amounts allocable to
                               principal previously
                               distributed to
                               Certificateholders.
                               Interest on the
                               Certificates for any
                               Distribution Date due but
                               not paid on such
                               Distribution Date will be
                               due on the next
                               Distribution Date together
                               with, to the extent
                               permitted by law, interest
                               on such amount at
                               one-twelfth of the
                               Certificate Rate.
                               Distributions of interest
                               on the Certificates are
                               subordinate to payments of
                               interest and principal on
                               the Notes, as described
                               under "Risk Factors --
                               Subordination of
                               Certificates." See
                               "Description of the
                               Securities -- Distributions
                               of Interest."

E. Principal                   On each
                               Distribution Date on or
                               after the date on which the
                               Class A-3 Notes have been
                               paid in full, principal of
                               the Certificates will be
                               payable in an amount equal
                               to the Certificateholders'
                               Principal Distributable
                               Amount for the Monthly
                               Period preceding such
                               Distribution Date. The
                               "Certificateholders'
                               Principal Distributable
                               Amount" will equal the sum
                               of (x) 100% minus the
                               Noteholders' Percentage of
                               the Principal Distributable
                               Amount and (y) any unpaid
                               portion of the amount
                               described in clause (x)
                               with respect to a prior
                               Distribution Date;
                               provided, however, that the
                               Certificateholders'
                               Principal Distributable
                               Amount on the Distribution
                               Date on which the Class A-3
                               Notes are paid in full will
                               be reduced by the amount of
                               principal necessary to pay
                               the Class A- 3 Notes in
                               full. See "Description of
                               the Purchase Agreement and
                               Trust Documents --
                               Distributions."

                               The remaining Certificate
                               Balance, if any, will be
                               payable in full on the
                               Final Scheduled
                               Distribution Date for the
                               Certificates.

  F. Optional Prepayment.......If the Servicer exercises its option to purchase the remaining Receivables as described above, the Certificateholders shall receive an amount equal to the remaining Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired. See "Description of the Securities -- Optional Prepayment."


Spread Account.................On the Closing Date, the Seller will make an initial deposit of an
                               amount to be agreed upon by the Seller and the Insurer to an account (the "Spread Account") which will be established with the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the
                               Certificateholders, and the Insurer pursuant to a certain Spread
                               Account Agreement, dated as of November 30, 1996 (the "Spread Account Agreement"). The Spread Account will not be an asset of the Trust. The amount initially deposited in the Spread Account is referred to as the "Spread Account Initial Deposit." On each
                               Distribution Date, additional amounts may be required to be deposited into the Spread Account from payments on the Receivables as described under "Description of the Purchase
                               Agreement and the Trust Documents --
                               Distributions."  Amounts, if
                               any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any
                               Deficiency Claim Amount (as defined below) or Class A-1 Deficiency Claim Amount (as defined below) otherwise required to be made on a Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with the Insurance Agreement and the Spread Account Agreement. The Specified Spread
                               Account Requirement may
                               increase or decrease over
                               time as a result of floors,
                               caps and triggers set forth
                               in the Insurance Agreement
                               or the Spread Account
                               Agreement. Amounts in the
                               Spread Account on any
                               Distribution Date (after
                               giving effect to all
                               distributions made on such
                               Distribution Date, as
                               reconciled on such
                               Distribution Date) in
                               excess of the Specified
                               Spread Account Requirement
                               for such Distribution Date
                               will be released to the
                               Seller. Amounts on deposit
                               or to be deposited in the
                               Spread Account may be
                               distributed to persons
                               other than the Insurer or
                               the Securityholders without
                               the consent of the
                               Securityholders.
                               "Deficiency Claim Amount"
                               means generally a
                               deficiency with respect to
                               the Available Funds (as
                               defined below) available
                               for payment of the fees of
                               the Servicer, the Indenture
                               Trustee and the Owner
                               Trustee and of interest on
                               and principal of the
                               Securities on the related
                               Distribution Date, as
                               further defined under
                               "Description of the
                               Purchase Agreement and the
                               Trust Documents --
                               Distributions." "Class A-1
                                Deficiency Claim Amount"
                                means generally a
                                deficiency with respect to
                                the Available Funds
                                available for payment of
                                interest on and principal
                                of the Class A-1 Notes on
                                the Class A-1 Final
                                Scheduled Distribution
                                Date, as further defined
                                under "Description of the
                                Purchase Agreement and the
                                Trust Documents --
                                Distributions."

                                In addition, the Seller and
                                the Insurer may amend the
                                Spread Account Agreement
                                (and any provisions in the
                                Insurance Agreement
                                relating to the Spread
                                Account) in any respect
                                (including, without
                                limitation, reducing or
                                eliminating the Specified
                                Spread Account Requirement
                                and/or reducing or
                                eliminating the funding
                                requirements of the Spread
                                Account or permitting such
                                funds to be used for the
                                benefit of persons other
                                than Securityholders)
                                without the consent of, or
                                notice to, the Indenture
                                Trustee, the Owner Trustee
                                or the Securityholders.
                                Notwithstanding any
                                reduction in or elimination
                                of the funding requirements
                                of the Spread Account or
                                the depletion thereof, the
                                Insurer will be obligated
                                on each Distribution Date
                                to fund the full amount of
                                each Guaranteed Note
                                Distribution and each
                                Guaranteed Certificate
                                Distribution otherwise
                                required to be made on such
                                Distribution Date.

The Policies.....................On the Closing Date, the Insurer will issue the Note Policy to the
                                 Indenture Trustee and the Certificate Policy to the Owner Trustee pursuant to the Insurance Agreement. Pursuant to the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the
                                 Noteholders payment of the Guaranteed Note
                                 Distributions for each
                                 Distribution Date.  Pursuant to the
                                 Certificate Policy, the Insurer
                                 will unconditionally and irrevocably guarantee to the Certificateholders payment of the Guaranteed Certificate
                                 Distributions for each Distribution Date
                                 (each such distribution
                                 under the Policies, a "Guaranteed
                                 Distribution").  See "The
                                 Policies" and "Description of the Purchase
                                 Agreement and the Trust
                                 Documents -- Distributions."


Collection Account...............The Servicer will establish one or more accounts in the name of the
                                 Indenture Collateral Agent
                                 (the "Collection Account")
                                 for the benefit of the
                                 Indenture Trustee, on
                                 behalf of the Noteholders,
                                 the Owner Trustee, on
                                 behalf of the
                                 Certificateholders, and the
                                 Insurer.
                                 All payments from Obligors that are received by the Servicer on behalf of the Trust will be deposited in the Collection
                                 Account no later than two
                                 Business Days after receipt
                                 thereof except under
                                 certain conditions
                                 described herein. Pursuant
                                 to the Sale and Servicing
                                 Agreement, the Indenture
                                 Trustee will, on each
                                 Distribution Date,
                                 distribute the following
                                 amounts with respect to
                                 such Distribution Date to
                                 the following (in the
                                 priority indicated): (i)
                                 from the Distribution
                                 Amount (as defined below),
                                 to the Owner Trustee and
                                 the Indenture Trustee, any
                                 accrued and unpaid
                                 Trustees' fees and expenses
                                 and any accrued and unpaid
                                 fees and expenses of the
                                 Indenture Collateral Agent
                                 (in each case, to the
                                 extent such fees have not
                                 been previously paid by the
                                 Servicer), (ii) from the
                                 Distribution Amount, to the
                                 Servicer, the Servicing Fee
                                 (as defined below) for the
                                 related Monthly Period and
                                 any overdue Servicing Fees,
                                 (iii) from the Distribution
                                 Amount, into the Note
                                 Distribution Account, the
                                 Noteholders' Interest
                                 Distributable Amount, (iv)
                                 from the Distribution
                                 Amount, into the Note
                                 Distribution Account, the
                                 Noteholders' Principal
                                 Distributable Amount, (v)
                                 from the Distribution
                                 Amount, to the Owner
                                 Trustee for deposit into
                                 the Certificate
                                 Distribution Account, the
                                 Certificateholders'
                                 Interest Distributable
                                 Amount and, on and after
                                 the Distribution Date on
                                 which the Class A-3 Notes
                                 have been paid in full, the
                                 Certificateholders'
                                 Principal Distributable
                                 Amount, (vi) from the
                                 Available Funds (as defined
                                 below), to the Insurer,
                                 amounts owing and not paid
                                 to it under the Insurance
                                 Agreement, (vii) from the
                                 Available Funds, to the
                                 Indenture Collateral Agent,
                                 amounts for deposit in the
                                 Spread Account, up to the
                                 Specified Spread Account
                                 Requirement for such
                                 Distribution Date, and
                                 (viii) from the Available
                                 Funds, the remaining
                                 balance, if any, 99% to the
                                 Seller and 1% to the
                                 Affiliated Purchaser.
                                 "Available Funds" means
                                 generally, with respect to
                                 a Distribution Date, the
                                 sum of all funds collected
                                 on the Receivables for the
                                 related Monthly Period, and
                                 "Distribution Amount" means
                                 generally the sum of any
                                 Available Funds and any
                                 Deficiency Claim Amounts
                                 for the related
                                 Monthly Period, each as
                                 further defined under
                                 "Description of the
                                 Purchase Agreement and
                                 Trust Documents --
                                 Distributions." "Servicing
                                 Fee" means generally the
                                 servicing fee paid to the
                                 ervicer for the related
                                 onthly Period, as further
                                 efined under "Description
                                 f the Purchase Agreements
                                 nd Trust Documents --
                                 ervicing Compensation and
                                 rustees' Fees." See
                                 Description of the
                                 urchase Agreement and the
                                 rust Documents --
                                 Distributions."


Tax Status.......................In the opinion of Stroock & Stroock & Lavan, special federal tax
                                 counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal tax laws with respect to the Notes and the Certificates.

ERISA Considerations.............Subject to the conditions and considerations discussed under
                                 "ERISA Considerations," the Notes are
                                 eligible for purchase by
                                 pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans
                                 (each, a "Benefit Plan").  See "ERISA
                                 Considerations."

                                 The Certificates may not be
                                 acquired (directly or
                                 indirectly) by or on behalf
                                 of any Benefit Plan or any
                                 entity (including an
                                 insurance company general
                                 account) whose underlying
                                 assets include plan assets
                                 of a Benefit Plan by reason
                                 of a plan's investment in
                                 the entity. See "ERISA
                                 Considerations."

Legal Investment.................The Class A-1 Notes will be eligible securities for purchase by
                                 money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Ratings..........................It is a condition to issuance that the Class
                                 A-1 Notes be rated A-1+
                                 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and P-1 by Moody's
                                 Investors Service, Inc. ("Moody's" and
                                 together with S&P, the
                                 "Rating Agencies"), and that the Class A-2
                                 Notes, the Class A-3
                                 Notes and the Certificates be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Securities will be based primarily on the Policies. A rating is not a recommendation to purchase, hold or sell Notes or Certificates.
                                 The ratings of the Notes and the Certificates address the likelihood of the timely payment of interest of and the ultimate payment of principal on the Securities pursuant to their terms. There is no assurance that the ratings initially assigned to the Notes and the
                                 Certificates will not subsequently be lowered or withdrawn by the
                                 Rating Agencies. See "Risk Factors -
                                 Limitations on Credit Ratings
                                 on Securities."

                                  RISK FACTORS

         Prospective Noteholders and Certificateholders should consider the following risk factors in connection with the purchase of the Notes or the Certificates.

LIMITED LIQUIDITY OF SECURITIES

         There is currently no secondary market for the Securities. The Underwriter currently intends to make a market in the Securities, but it has no obligation to do so. There can be no assurance that a secondary market for the Securities will develop or, if such a market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.


REINVESTMENT RISKS FROM PREPAYMENTS; AFFECT ON YIELD OF SECURITIES

         The weighted average life of the Securities will be reduced by full and partial prepayments on the Receivables. The Receivables are prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Seller or SunStar as a result of certain uncured breaches of the warranties made by either with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables when the Pool Balance is less than 5% of the Original Pool Balance.


         The Servicer has limited historical experience with respect to prepayments, has not prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic and social factors, including changes in interest rates, general or regional economic conditions, the conditions of the resale market for motor vehicles and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. The Seller has no basis on which to assess the specific effects of the foregoing factors (or the magnitude of such effects) on the rate of prepayment on the portfolio of Financed Vehicles generally or on the Receivables. For these reasons, neither the Servicer nor the Seller can make any prediction as to the actual prepayment rates that will be experienced on the Receivables.


         The amounts paid to Securityholders with respect to any Distribution Date will include all prepayments on the Receivables received thereon during the related Monthly Period. As a result, the Securities may be paid in full prior to their respective Final Scheduled Distribution Dates. The Securityholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities. See "Weighted Average Life."


RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED VEHICLES

         As part of the sale and assignment of Receivables to the Trust, security interests in the related Financed Vehicles will be assigned by the Seller to the Trust. In most states, such an assignment is an effective conveyance of a security interest without amendment of any such security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicle registrar or similar state authority, the vehicle's certificate of title, an application containing the name and address of such secured party, and the necessary registration fees.


     Because of the administrative burden and expense (estimated by SunStar to be in excess of $446,000; excluding associated labor costs) that would be entailed in endorsing the certificate of title of each Financed Vehicle to reflect the Trust's interest therein and delivering each such certificate of title to the Indenture Trustee for filing (and the payment of related filing fees), the certificates of title for the Financed Vehicles related to the Trust will not be endorsed to identify the Owner Trustee as the secured party, and will not be deposited with the motor vehicle registrar or other state authorities in any state. In the absence of such action, the Owner Trustee or the Indenture Trustee, as the case may be, may not have a perfected security interest in the Financed Vehicles related to the Trust in certain states and, in the event that another person obtains a perfected security interest in such a
Financed Vehicle subsequent to the transfer of the Receivables to the Trust, such person might acquire rights in such Financed Vehicle prior to the rights of the Trust. The Seller believes that it is customary for certificates of title or ownership to not be endorsed or amended in connection with asset securitizations of the type contemplated hereby. The Seller historically has not purchased pools of automobile retail installment sale contracts similar to the Receivables for its own account. In the event that the Seller were to purchase such a pool of installment sales contracts, the Seller believes that, because of the associated administrative burden and expense, the Seller would not generally require that the certificates of title or ownership covering the related financed vehicles be endorsed or amended to reflect that security interests in the related financed vehicles have been assigned to the Seller.



         The Seller will covenant to repurchase any Receivable if, on the date of transfer of a Receivable to the Trust, a valid, subsisting and enforceable first priority security interest shall not have been perfected in favor of SunStar or an affiliate, which shall have been assigned to the Trust, in the related Financed Vehicle. The Servicer will covenant to repurchase any Receivable if, after the transfer of such Receivable to the Trust, a valid, subsisting and enforceable first priority interest in the name of the Servicer or an affiliate is not maintained on behalf of the Trust in the related Financed Vehicle. If the Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize collections on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, the Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor SunStar will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in the Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to the Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as the Trust) liable to the related borrower for any violation by the lender. The Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."


INSOLVENCY RISK OF SUNSTAR AND THE SELLER

         SunStar will intend that any transfer of Receivables to the Seller constitute a sale, rather than a pledge of the Receivables to secure indebtedness of SunStar. However, if SunStar were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or SunStar as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of SunStar. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to Securityholders. In addition, a delay in or reduction of distributions to Securityholders could result if the Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables.


         In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, such Circuit Court found that "accounts," a defined term under the Uniform Commercial Code, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If SunStar, an affiliate of SunStar which transferred Receivables to SunStar, or the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.


INSOLVENCY RISK OF THE AFFILIATED PURCHASER

         The Trust Agreement provides that, in the event that the Affiliated Purchaser becomes insolvent, or is terminated or dissolved (an "Insolvency Event") and the Owner Trustee is unable to obtain an opinion of counsel satisfactory to the Insurer to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates following the winding-up of the affairs of the Trust, unless within such 90 days the Holders of a majority of the remaining principal balance of the Certificates agree in writing to continue the business of the Trust and the Owner Trustee is able to obtain the opinion of counsel described above. See "Description of the Purchase Agreement and the Trust Documents -- Termination." If such an opinion of counsel or consent of Certificateholders cannot be obtained following an Insolvency Event with respect to the Affiliated Purchaser, the Receivables will be sold, disposed of or otherwise liquidated. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Collection Account are not sufficient to pay the Notes and the Certificates in full, and the Insurer is insolvent, the Certificateholders and, to the extent any shortfalls exceed the initial principal amount of the Certificates, Noteholders will incur a loss. See "Certain Legal Aspects of the Receivables -- Insolvency Matters."


LIMITED ASSETS

         The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Spread Account and the Policies. The Notes represent obligations solely of, and the Certificates represent interests solely in, the Trust, and neither the Notes nor the Certificates are insured or guaranteed by the Seller, the Servicer, the Owner Trustee or the Indenture Trustee. Consequently, holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Spread Account and payments of claims made under the Policies. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than Securityholders. Similarly, although the Policies will be available on each Distribution Date to cover shortfalls in distributions of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on such Distribution Date, if the Insurer defaults in its obligations under the applicable Policy, the Trust will depend on current distributions on the Receivables and amounts, if any, available therefor in the Spread Account to make payments on the Notes and the Certificates. Distributions with respect to Certificates are subordinated in priority of payment to distributions on the Notes, and should the Insurer fail to make any Guaranteed Distributions, the Certificateholders and, to the extent Realized Losses exceed the initial principal amount of the Certificates, Noteholders will suffer a loss. See "The Insurer" and "The Policies."

SUBORDINATION OF CERTIFICATES

         Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Monthly Period until the full amount of interest and principal payable on the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal before the Distribution Date on which the Class A-3 Notes have been paid in full.

         If the Notes are accelerated following an Event of Default under the Indenture, the Notes must be paid in full prior to the distribution of any amounts on the Certificates.


INCREASED DEFAULT RISK OF OBLIGORS FOR NON-PRIME RECEIVABLES

         The underwriting standards applied by SunStar and its affiliates may not be as stringent as those of other financial institutions or the finance companies of motor vehicle manufacturers, since SunStar actively solicits dealers to purchase and purchases primarily non-prime retail motor vehicle installment sales contracts which may not meet the credit standards of prime lenders. Although SunStar believes that it carefully reviews and evaluates each credit before acceptance, no assurance can be given that the standards employed by SunStar will be sufficient to protect the Securityholders from loss due to default by the Obligors if the Insurer fails to satisfy its obligations under the Policies.


         Because of the greater credit risk associated with non-prime retail motor vehicle installment sales contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime retail motor vehicle installment sales contracts. The range of APRs of the Receivables is set forth below under "The Receivables." There can be no assurance, however, that the interest rates on the Receivables will be sufficient to cover losses on the Receivables. See "SunStar Acceptance Corporation -- General."

SOCIAL AND ECONOMIC FACTORS AFFECTING THE RECEIVABLES

         Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the related Receivables. In addition, the performance by Obligors may be affected by a variety of social and economic factors. Social factors include, but are not limited to, the ability of Obligors to refinance the Financed Vehicles under more favorable terms. Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent social and economic factors will affect the performance by any Obligors. See "SunStar Acceptance Corporation."

COMMINGLING RISK

         While SunStar or an entity (a) into which SunStar is merged or consolidated, (b) which may result from any merger or consolidation to which SunStar is a party, (c) which succeeds to the properties and assets of the Servicer substantially as a whole or (d) more than 50% of the voting stock of which is owned by NationsBank or its successor, which entity has executed an agreement of assumption to perform the obligations of the Servicer under the Agreement, is the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Servicer Default (as described below), (ii) if the Servicer does not have a short term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by SunStar or such successor servicer, which is acceptable to the Rating Agencies and is issued by an entity which has a short term debt or deposit rating of at least A-1 from S&P and P-1 from Moody's, and (iii) the Servicer, the Indenture Trustee, the Seller or the Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Notes or Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, the Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the second business day after receipt. In the event that the Servicer commingles collections, Securityholders will be subject to risk of loss of such collections, including as a result of the bankruptcy or insolvency of the Servicer. It is anticipated that on the Closing Date NationsBank will furnish a guaranty that will permit SunStar to commingle funds.

RISKS OF SECURITYHOLDERS UPON SERVICER DEFAULT

         In the event a Servicer Default occurs, the Insurer (so long as no Insurer Default has occurred and is continuing), Indenture Trustee or the Noteholders may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders. The Owner Trustee and the Certificateholders will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Insurer (so long as no Insurer Default has occurred and is continuing), and the Noteholders, in the event of an Insurer Default, have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially and adversely affect the Certificateholders. See "Description of the Securities -- The Indenture."


INSURER'S RIGHT TO PREPAY SECURITIES UPON EVENT OF DEFAULT UNDER INDENTURE

         So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes, and prepayment, in whole or in part, of the Certificates. Following the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon, and may elect to cause the prepayment, in whole or in part, of the Certificates.

LIMITATIONS ON CREDIT RATINGS OF SECURITIES

         A rating is not a recommendation to purchase, hold or sell Notes or Certificates. The ratings of the Notes and Certificates address the likelihood of the timely payment of interest of and the ultimate payment of principal on the Securities pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes and the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or the Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes and the Certificates.


BOOK-ENTRY REGISTRATION; BENEFICIAL OWNERS NOT RECOGNIZED BY TRUST

         Each class of Securities will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC") and will not be registered in the names of the holders of the Securities or their nominees. Because of this, unless and until Definitive Securities for such class are issued, holders of Securities will not be recognized by the Trustee or the Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Description of the Securities -- Book-Entry Registration."

                                 USE OF PROCEEDS

         The net proceeds to be received by the Trust from the sale of the Securities will be used to pay to the Seller, and in turn, SunStar, the purchase price for the Receivables, and to make the initial deposits into the Spread Account. The net proceeds to be received by SunStar will be used for general corporate purposes.

                                    THE TRUST

GENERAL

         The Issuer, NationsFinancial Auto Owner Trust 1996-1, is a business trust to be formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


         The Trust will initially be capitalized with equity equal to $_________. Certificates with an aggregate original Certificate Balance of $___________ will be sold to an entity affiliated with NationsBank (the "Affiliated Purchaser"), and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Spread Account Initial Deposit into the Spread Account.


         The Trust's principal offices are in Wilmington, Delaware, in care of _________________, as Owner Trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

         Class A-1 Notes............................$
         Class A-2 Notes............................$
         Class A-3 Notes............................$
         Certificates...............................$
                                                     -------

             Total..................................$
                                                     ========

THE OWNER TRUSTEE

         ___________________ is the Owner Trustee under the Trust Agreement, is a ________ banking corporation and its principal offices are located at __________________________________. The Seller, the Servicer and their respective affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.


                               THE TRUST PROPERTY


         The Trust Property will consist of the following: (a) a pool of Receivables secured by new and used vehicles, light trucks and vans financed thereby; (b) all monies received thereunder after the Cutoff Date and, with respect to Precomputed Receivables, monies received thereunder on or prior to the Cutoff Date that relate to Scheduled Payments due after the Cutoff Date; (c) such amounts as from time to time may be held in the Collection Account and the Certificate Distribution Account; (d) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles; (e) any proceeds from the exercise of rights against Dealers under Dealer Agreements; (f) any proceeds with respect to Receivables from claims on any physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors and any proceeds from the liquidation of the Receivables; (g) the rights and benefits of the Seller under the Purchase Agreement; (h) the Receivables Files; (i) the Certificate Policy; (j) all rights under any Service Contracts on the related Financed Vehicles; and (k) the proceeds of any and all of the foregoing. The Receivables do not include amounts (including interest) owing under a Contract on account of collateral protection insurance ("CPI") placed on a Financed Vehicle prior to, on or after the Cutoff Date ("CPI Funds").


         The Receivables were originated by Dealers and sold to SunStar or an affiliate and evidence financing made available to the Obligors. Although SunStar's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, SunStar will assign to the Seller, and the Seller will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement.


         The "Pool Balance" as of any date of determination represents the aggregate Principal Balance of the Receivables at the end of the preceding Monthly Period, after giving effect to all payments received from Obligors and any Purchase Amounts to be remitted by SunStar or the Seller, as the case may be, for such Monthly Period and all losses realized on Receivables liquidated during such Monthly Period. The Pool Balance on the Cutoff Date (the "Original Pool Balance") will be approximately $____________.

         Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (other than the Certificate Distribution Account and Certificate Policy) in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreement and the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes and Certificates.

                             NATIONSBANK CORPORATION

GENERAL

         SunStar is a subsidiary of NationsBank Corporation. NationsBank is a bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries and its various non-banking subsidiaries, NationsBank provides banking and banking related services primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-5000.

OPERATIONS

         NationsBank provides a diversified range of banking and certain non-banking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major internal management groups or business units: the General Bank, the Global Finance Unit and the Financial Services Unit. SunStar is a part of the Financial Services Unit, which also includes NationsCredit Corporation and its subsidiaries.


                                   THE SELLER


         The Seller, a wholly-owned subsidiary of SunStar, was incorporated in the State of Delaware in September 1996. The Seller was organized for limited purposes, which include purchasing receivables from SunStar and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at North Tower Suite 1301, 222 West Las Colinas Boulevard, Irving, Texas 75039. The telephone number of such offices is
(972) 402-3500.


         The Seller has taken and will take steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by SunStar under any Insolvency Law will result in the consolidation of the assets and liabilities of the Seller with those of SunStar. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to its Certificate of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's Certificate of Incorporation include a provision that requires the Seller to have at least one director who qualifies under the Certificate of Incorporation as an "Independent Director."

         If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of SunStar in the event of the application of any Insolvency Law to SunStar or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.

         The Seller will also take certain steps in structuring the transactions contemplated hereby to help ensure that an Insolvency Event with respect to the Affiliated Purchaser will not occur. These steps include the creation of the Affiliated Purchaser as a separate, limited purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities of the Affiliated Purchaser would not result in an Insolvency Event.

                         SUNSTAR ACCEPTANCE CORPORATION

         SunStar was incorporated in September 1992 under the name Saturn Financial Services, Inc. as a wholly-owned subsidiary of U S WEST Financial Services, Inc. SunStar became a wholly-owned indirect subsidiary of NationsCredit Commercial Corporation ("NationsCredit Commercial"), a wholly-owned subsidiary of NationsBank, in December 1993 through NationsCredit Commercial's purchase of substantially all of the assets of U S WEST Financial Services, Inc. SunStar began conducting business under its current name in September 1994 and became a direct subsidiary of NationsBank in August 1996.

         SunStar has two wholly-owned subsidiaries, SunStar Acceptance Corporation (Hawaii) and SunStar Acceptance Corporation (California), through which it conducts a portion of its business. References to SunStar in the following description of SunStar's activities also include reference to both such subsidiaries.


         SunStar's executive offices are located at 2 Concourse Parkway, NE, Suite 745, Atlanta, Georgia 30328.


GENERAL

         SunStar is engaged in the indirect financing (i.e. the purchase of retail motor vehicle installment sales contracts from automotive dealers) of new and used automobiles, vans and light duty trucks purchased by individuals with non-prime credit.

         The non-prime market segment of the automotive lending industry is comprised of individuals who are deemed to be higher than average credit risks due to various factors including, among other things, the manner in which they have handled previous credit, limited prior credit history, prior declarations of personal bankruptcy and/or limited financial resources. Due to the risk profile of borrowers in the non-prime market, contracts acquired by companies providing financing to such borrowers have higher annual percentage rates than those that would be charged to more credit-worthy borrowers. Commensurate with the higher annual percentage rate on non-prime contracts is the increased risk and probability that an obligor will default on his or her obligations under a contract. Furthermore, lenders to such obligors may experience an increased frequency of delinquent payments than they would to obligors with a better credit history or who are otherwise perceived to be a lower credit risk. The range of APRs and other portfolio statistics for the Receivables are described under "The Receivables."


         SunStar acquires retail installment sales contracts through a network of approximately 126 branch offices located in the following 26 jurisdictions:
Alabama, Arizona, California, Florida, Georgia, Hawaii, Illinois, Indiana, Kentucky, Louisiana, Maryland, Michigan, Mississippi, Missouri, Nevada, New Jersey, New York, Ohio, Oregon, South Carolina, Tennessee, Texas, Virginia, Washington, Wisconsin and the U.S. Territory of Guam. SunStar's dealer network is composed of approximately 4,000 franchised new car dealers and 400 independent used car dealers. Each branch is responsible for soliciting and maintaining dealer relationships, as well as originating, servicing and collecting retail motor vehicle installment sales contracts.

ORIGINATION OF RECEIVABLES

         Dealer Relationships. SunStar has targeted its financing program to franchised new car dealerships and selected independent used car dealerships (collectively, "Dealers") in selected markets. Markets are chosen by SunStar's central management based on the population of an area, maximum interest rates permitted by state law, collection regulations as they pertain to consumer finance and management's past operating experience in the state.

         In most instances, Dealers are solicited, and relationships with Dealers are maintained, by SunStar's local branches. By maintaining local Dealer relationships, SunStar is able to customize its programs to Dealer needs, promptly respond to Dealer requests and develop working relationships with Dealers to enhance the level of service provided by SunStar.


         Each prospective new Dealer relationship is evaluated at SunStar's headquarters after completion and review of a completed dealer application and branch evaluation of the Dealer. Once approved, the Dealer and SunStar usually enter into a non-exclusive Dealer Agreement. SunStar's Dealer Agreements generally provide that contracts are sold by the Dealer to SunStar "without recourse" to the Dealer, except in limited circumstances including, among others, that (i) the financed vehicle is not properly registered showing SunStar as lienholder; (ii) unless otherwise specified in the related retail motor vehicle installment sales contract, the full down payment specified in the contract was not received by the Dealer in cash; (iii) certain representations and warranties by the Dealer regarding the contract, the financed vehicle, the contract process and manner of sale are breached or untrue; and (iv) the Dealer has failed to comply with applicable law.


         Subsequent to execution of a Dealer Agreement, each Dealer relationship is evaluated on a monthly basis through standardized reports which track delinquency and loss rates on a Dealer-by-Dealer basis. SunStar controls its Dealer relationships by providing economic disincentives to those Dealers that provide low levels of customer service or whose originations perform below acceptable levels.

         Credit Application Process. SunStar has developed procedures and controls for investigating, verifying and analyzing credit applications at the branch level. For applications that are exceptions to SunStar policies, the branch level analysis will be augmented and reviewed by centralized underwriters at SunStar's executive offices in Atlanta, Georgia. The credit approval process identifies applicants who satisfy SunStar's risk profile and have an acceptable probability of repaying the contract.

         All loan applications are faxed from the Dealer to the local SunStar branch for evaluation and processing. For each applicant, SunStar obtains a credit bureau report and attempts to verify the information contained in the application. SunStar's evaluation of the credit application will commence at the branch and under certain circumstances be sent to SunStar's central underwriting department. Each branch manager is assigned an approval limit by central management based on the manager's experience level and historical loan performance. The approval authority will specify maximum loan amounts and minimum FICO scores required for the applicant to be approved by the branch manager. All applications for amounts in excess of a branch manager's approval authority or exceptions to policy will be centrally underwritten at SunStar's Atlanta headquarters. Based upon SunStar's underwriting policies, the underwriter will decide to approve the application, approve the application subject to a specified set of terms or reject the application. The underwriter's decision will be conveyed to the dealer by fax from the branch.


     Underwriting Standards. Each application is evaluated using uniform underwriting guidelines developed by SunStar, although such guidelines may vary based upon the credit quality of the applicant. Management is continually evaluating the criteria to ensure that the company is sufficiently assessing the applicant's payment characteristics and the adequacy of the Financed Vehicle as collateral. Among the criteria considered in evaluating the individual applications are (i) stability of the applicant with regard to length of employment and length of residency, (ii) minimum monthly income requirements,
(iii) the applicant's payment history based upon information provided by various credit reporting agencies with respect to past and present debt, (iv) a debt ratio/income test which is a monthly measurement of the monthly debt service requirements of an applicant, including the contract being applied for, as a percent of monthly gross income, (v) a payment ratio test which measures the vehicle contract payment as a percent of gross monthly income, and (vi) the principal amount of the contract taking into account the age, type and market value of the Financed Vehicle. During the period in which the Receivables were originated, the general policies of SunStar included (i) requiring minimum length of employment of 2 years and minimum length of residency in the service area of 3 years, (ii) requiring minimum monthly income ranging from a net monthly income of $1,000 to net monthly income of $1,250, (iii) requiring net disposable monthly income (adjusted for the number of dependents) to exceed total monthly income by a minimum of 15%, and (iv) limiting advances on vehicles to 105% of manufacturer's invoice on new vehicles and 110% of wholesale value on used vehicles, excluding taxes, title, license fees, credit insurance, and mechanical service contracts.



         Underwriting Compliance. In order to ensure consistent loan underwriting in the branches and to reinforce the importance of adhering to underwriting policies, each week all booked contract files are forwarded from the branches to a central compliance unit. The contracts are reviewed and all exceptions to underwriting policies are noted. Employees in branches with significant exceptions may receive additional training, be given certain compliance goals to reach or be dismissed if improvement does not occur.


         Loan Terms. All contracts purchased by SunStar are fully amortizing and provide for level monthly payments over the term of the contracts which is not to exceed 60 months. Interest accrual methods are based on the laws of the state in which the contract was originated.


         SunStar requires that the obligor maintain appropriate physical damage insurance on the vehicle with SunStar listed as the loss payee. In the event that the obligor fails to maintain such insurance, SunStar will purchase collateral protection insurance ("CPI") on behalf of the obligor and the premium for the CPI plus interest will be added to the amount owed by the obligor. SunStar has engaged American Bankers Insurance Company to track the maintenance of insurance policies and provide collateral protection insurance. The premium amount of any CPI added to any contract as of the Cutoff Date will not be included in the amount securitized.

CONTRACT VERIFICATION AND FUNDING

         Prior to funding a contract, a SunStar branch employee contacts the borrower to confirm delivery of the automobile being purchased and certain terms and conditions of the retail installment sales contract. In addition, prior to funding, the branch will verify the existence of property and casualty insurance on the vehicle, inform the obligor of the first payment due date and SunStar's collection policies and obtain a copy of the registration application showing SunStar's security interest in the financed vehicle. Once such verification is complete, the branch will remit the appropriate amount to the Dealer.

SERVICING OF RECEIVABLES

         SunStar issues a monthly billing statement to each obligor ten days prior to the next due date on his or her contract. Borrowers are instructed to remit payments to a centralized lockbox, but payments will also be accepted at the branch which services the contract. Partial payments of less than 75% of the scheduled payment are usually returned to the borrower to emphasize the importance of meeting the required payment schedule.


         SunStar services its receivables, prior to repossession or charge-off, on a decentralized basis, with the branch that originated a contract responsible for customer service and collection activity. However, once a contract is repossessed or otherwise charged-off, one of two centralized units will become involved. The centralized remarketing unit oversees the remarketing of repossessed collateral to obtain the most profitable method of disposition of the collateral. The asset management unit is responsible for collecting deficiency balances and other charged off contracts.


DELINQUENCIES, CHARGE-OFF POLICIES AND NET LOSSES


         SunStar measures delinquency on a contractual basis which classifies the accounts into 30, 60 and 90+ categories based on monthly payment cycles elapsed from the last day of the end of the month in which a scheduled payment is due under the retail motor vehicle installment sales contract (the "due date"). Installment payments must be within $0.99 of the scheduled payment due, after application of any portion of such installment payment necessary to satisfy any prior shortfalls, for a contract to be re-aged.


         Collection activities with respect to delinquent retail motor vehicle installment sales contracts generally begin one day after the due date for payment defaults, with a phone call to the delinquent borrower. If needed, a branch employee will follow up on a regular basis with a delinquent borrower until payment is received.

         Under certain circumstances, SunStar will grant obligors a deferral when a one-time event has caused the obligor to default on a scheduled payment. SunStar only permits a deferral if a customer has made a minimum of six scheduled payments, is less than 60 days past (measured as of the last day of the month is which a scheduled payment was due), and has paid a deferral fee. In either case, the total number of deferrals allowed over the life of any loan is limited to one deferral for each year of the term of the contract with a maximum of five deferrals over the life of the contract, provided that such deferrals need not be granted in each year but may be aggregated over the life of the contract.

         SunStar's collectors are assigned to specific delinquent accounts and attempt to contact the delinquent borrower by telephone, letter, or field contact based on the duration of the delinquency and history of the account.

         SunStar's current charge-off policy charges accounts off monthly if:
(i) no full payment in has been received in six months (on a recency basis) (primarily used to capture skip pays or accounts involved in litigation); (ii) if a deficiency balance remains after repossession and liquidation of the vehicle; and/or (iii) SunStar believes the account has little or no collection potential.


         Repossession procedures typically begin when a retail motor vehicle installment sales contract becomes thirty (30) days delinquent. SunStar endeavors to repossess collateral no later than 60 days following the missed payment due date if branch personnel feel that future payments are unlikely. Repossessions are referred to independent, licensed, insured and bonded repossession agencies. Sale procedures for repossessed collateral are conducted by a centralized remarketing department, which determines the sale channel that will provide the maximum value for the collateral. After making such determination, the remarketing department will direct the delivery of the collateral to the desired outlet and ensure successful completion of the sale.



                                 THE RECEIVABLES

GENERAL


         The Receivables were purchased by SunStar or an affiliate in the ordinary course of business from Dealers. The Receivables consist of non-prime retail motor vehicle installment sales contracts. Non-prime retail motor vehicle installment sales contracts are contracts with individuals with less than perfect credit due to various factors, including, among other things, the manner in which such individuals have handled previous credit, limited prior credit history, prior declarations of personal bankruptcy and/or limited financial resources. The Receivables do not include amounts (including interest) owing under a Contract on account of CPI Funds. See "Risk Factors --Increased Default Risk of Obligors on Non-Prime Receivables," "SunStar -- General" and "-- Credit Evaluation Procedures."


ELIGIBILITY CRITERIA

         The Seller will warrant in the Sale and Servicing Agreement that, among other things, each of the Receivables to be held by the Trust (i) will be originated in the United States; (ii) will be secured by security interests in the respective new or used automobile, light truck or van which was purchased thereunder; (iii) will provide for level monthly payments which fully amortize the Amount Financed over the original term (provided that the last payment may be different from the level monthly payment); (iv) will provide for allocation of payments between principal and interest by the simple interest method, the Rule of 78s Method (as defined below) or the actuarial method; (v) has an APR of at least 15% and not more than 30%; (vi) has an original term to maturity of not more than 60 months; (vii) as of the Cutoff Date, had the most recent Scheduled Payment made by or on behalf of the Obligor or not contractually delinquent more than 30 days; (viii) had no related Financed Vehicle repossessed without reinstatement as of the Cutoff Date; and (ix) as of the Cutoff Date the related Obligor is not the subject of any pending bankruptcy proceeding. For purposes of clause (vii), a payment delinquency with respect to a Receivable is considered to have commenced on the last day of the end of the month in which a Scheduled Payment has not been made. No selection procedures believed to be adverse to the Securityholders have been utilized in selecting the Receivables from qualifying non-prime retail motor vehicle installment sales contracts owned by SunStar.

         "Precomputed Receivables" consist of receivables that provide for allocation of payments according to either (i) the actuarial method ("Actuarial Receivables") or (ii) the sum of the month's digits or any equivalent method commonly referred to as the "Rule of 78s method" ("Rule of 78s Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the Rule of 78s method.


         "Simple Interest Receivables" consist of receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments except that the last payment may be a different amount. However, unlike the monthly payment under an Actuarial Receivable or Rule of 78s Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.


         In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Receivable, under the terms of the retail motor vehicle installment sales contract, a "refund" or "rebate" will be made from the Servicer out of the Supplemental Servicing Fee to the borrower of the portion of the total amount of payments then due and payable under such retail motor vehicle installment sales contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s unless otherwise provided by law. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.


         The Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders but will be paid to the Servicer as additional servicing compensations.

COMPOSITION


         The statistical information presented in this Prospectus, including the summary statistical information set forth below, is based on the Receivables as of November 30, 1996 (the "Cutoff Date").


              Composition of the Receivables as of the Cutoff Date

  Weighted Average      Aggregate Principal      Number of       Weighted Average      Weighted Average      Average Principal
 APR of Receivables           Balance           Receivables       Remaining Term        Original Term             Balance

         The geographic distribution, the distribution of Receivables which are Precomputed Receivables and Simple Interest Receivables, the distribution of the Receivables secured by new and used vehicles, the distribution by remaining principal balance, the distribution by APR and the distribution by remaining term, in each case of the Receivables as of the Cutoff Date, are set forth below. (Percentages may not add to 100% due to rounding.)

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

State(1)                        Number of       Aggregate          Percentage
                               Receivables      Principal         of Aggregate
                                                 Balance       Principal Balance


Arizona..................
California...............
Florida..................
Georgia..................
Illinois.................
Indiana..................
Kentucky.................
Louisiana................
Maryland.................
Michigan.................
Missouri.................
Nevada...................
New Jersey...............
New York.................
Ohio.....................
Oregon...................
Pennsylvania.............
South Carolina...........
Tennessee................
Texas....................
Virginia.................
Washington...............
Wisconsin................
        Total............

--------------------
(1)  Based on [billing] addresses of the Obligors as of the Cutoff Date.

     DISTRIBUTION BY INTEREST ALLOCATION METHOD OF THE RECEIVABLES AS OF THE
                                   CUTOFF DATE

Interest Allocation Method           Number of     Aggregate     Percentage of
                                   Receivables     Principal       Aggregate
                                                    Balance        Principal
                                                                    Balance

Precomputed Receivables .......
Simple Interest Receivables....

        Total..................


        DISTRIBUTION OF THE RECEIVABLES BY NEW AND USED FINANCED VEHICLES
                              AS OF THE CUTOFF DATE

Collateral Type                      Number of     Aggregate      Percentage of
                                    Receivables    Principal        Aggregate
                                                    Balance         Principal
                                                                     Balance

New ...........................
Used...........................

        Total..................



        DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES AS
                               OF THE CUTOFF DATE

Range of Remaining                     Number of     Aggregate      Percentage
Principal Balance                    Receivables     Principal     of Aggregate
                                                      Balance        Principal
                                                                      Balance

$ 0,000.00 to $ 2,499.99...........
$ 2,500.00 to $ 4,999.99...........
$ 5,000.00 to $ 7,499.99...........
$ 7,500.00 to $ 9,999.99...........
$10,000.00 to $12,499.99...........
$12,500.00 to $14,999.99...........
$15,000.00 to $17,499.99...........
$17,500.00 to $19,999.99...........
$20,000.00 to $22,499.99...........
$22,500.00 to $24,999.99...........
$25,000.00 to $27,499.99...........
$27,500.00 to $29,999.99...........
$30,000.00 to $39,999.99...........

        Total......................

 DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

Range of Annual                   Number of    Aggregate       Percentage of
Percentage Rate                 Receivables    Principal    Aggregate Principal
                                               Balance             Balance

 9.000% to  9.999%.........
10.000% to 10.999%.........
11.000% to 11.999%.........
12.000% to 12.999%.........
13.000% to 13.999%.........
14.000% to 14.999%.........
15.000% to 15.999%.........
16.000% to 16.999%.........
17.000% to 17.999%.........
18.000% to 18.999%.........
19.000% to 19.999%.........
20.000% to 20.999%.........
21.000% to 21.999%.........
22.000% to 22.999%.........
23.000% to 23.999%.........
     Total.................



             DISTRIBUTION BY YEAR OF ORIGINATION OF THE RECEIVABLES

Year of Origination               Number of       Aggregate       Percentage of
                                Receivables       Principal         Aggregate
                                                   Balance          Principal
                                                                     Balance
1993........................
1994........................
1995........................
1996........................
        Total...............


     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

Range of Remaining Terms          Number of       Aggregate       Percentage
                                 Receivables      Principal      of Aggregate
                                                   Balance     Principal Balance


 3 to 11 Months...............
12 to 17 Months...............
18 to 23 Months...............
24 to 29 Months...............
30 to 35 Months...............
36 to 41 Months...............
42 to 47 Months...............
48 to 53 Months...............
54 to 59 Months...............
60 Months.....................


        Total ................

DELINQUENCY AND LOSS EXPERIENCE


    SunStar began operations in February 1993. Since its inception, SunStar has approved contracts based on the guidelines outlined under "Underwriting Standards" herein. As the Company has grown, however, the implementation and enforcement of these guidelines has changed to reflect the Company's development. In mid-1994 and early 1995, SunStar employed pricing and underwriting standards which were less stringent than those employed thereafter. Prior to mid-1994 and after early 1995, SunStar implemented more conservative pricing and tighter evaluations of exceptions to the underwriting policy. In March 1995, SunStar further tightened review of exceptions to underwriting policy by establishing a Central Underwriting Unit which provided for consistent review of all exceptions to underwriting policy. Again, in early 1996, SunStar tightened its underwriting standards by instituting a credit bureau reporting system, and in August 1996 SunStar adopted a formal set of underwriting guidelines to be uniformly applied by each SunStar branch. The table below sets forth the delinquency and loss experience as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, rapid growth and relative lack of seasoning of the Receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the table below will be indicative of such experience on the Receivables.



               SUNSTAR HISTORICAL DELINQUENCY AND LOSS EXPERIENCE
-----------------------------------------------------------------------------------------------------------------------------------
                            For the eight months ended    For the eight months ended           Year Ended December 31,
                              August 31, 1996(4)             August 31, 1995(4)           1995           1994              1993
-----------------------------------------------------------------------------------------------------------------------------------
Receivables Amount
   Outstanding(1)               $882,043,854                    $557,112,389          $664,916,507     $243,861,289     $44,525,812
Average Receivables
   Amount Outstanding            795,678,243                     386,855,792           462,140,615      129,539,103      17,196,181

Number of Loans
   Outstanding                        75,553                          45,874                54,441           21,932           4,569
YTD Average Number of
   Loans
   Outstanding(2)                     66,227                          32,941                38,724           12,300           1,768

Number of Repossessions                7,039                           2,212                 4,383            1,060             n/a
Receivables Amount of
   Repossessions                  62,052,100                      17,524,907            36,464,781        7,097,587             n/a
Number of Repossessions as
     % of Average Number of
    Loans                             15.94%                          10.07%                11.32%            8.62%             n/a
Receivables Amount of
   Repossessions
   as  % of Average Receivables
   Outstanding                        11.70%                           6.80%                 7.89%            5.48%             n/a

Number of Charge-offs                  7,711                           2,037                 4,650              764              43
Receivables Amount of
   Charge-offs(3)                 42,091,068                       9,372,043            22,904,272        2,660,011         113,917
Number of Charge-offs as
    % of Average Number of
   Loans                              17.46%                           9.28%                12.01%            6.21%           2.43%
Receivables Amount of
   Charge-offs
   as  % of Average Receivables
   Outstanding                         7.93%                           3.63%                 4.96%            2.05%           0.66%
Recoveries, including inventory    4,486,206                       1,210,276             2,232,593          190,283               -
Net Losses                        37,604,862                       8,161,767            20,671,679        2,469,728         113,917
Net Losses as % of Average
   Receivables
    Outstanding                        7.09%                           3.16%                 4.47%            1.91%           0.66%
Net Delinquencies
    30-59 days                    22,207,386                      10,440,776            17,153,635        4,311,074         725,033
    60-89 days                     9,313,549                       5,031,828             6,356,315        1,296,442         218,115
    90+ days                      12,124,786                       5,255,269             8,361,398        1,973,500         177,254
                                  ----------                       ---------             ---------        ---------         -------
Total                             43,645,721                      20,727,873            31,871,348        7,581,016       1,120,401
Total Delinquencies as a %
   Receivables
    Outstanding                        4.95%                           3.72%                 4.79%            3.11%           2.52%
-----------------------------------------------------------------------------------------------------------------------------------


(1)Receivables amount outstanding is equal to the sum of the remaining payments (including add-ons) less unearned finance charges.
(2)Average number of loans outstanding is equal to the sum of the year to date monthly loans outstanding divided by the number of months plus one.
(3)Includes May 1996 Bulk Purchase which will not be included in the securitization. The bulk purchase had 678 charged-off accounts for a total of $1,435,349 through August 1996.
(4)Percentages relating to charge-offs and recoveries are annualized.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF  DELINQUENCY AND LOSS EXPERIENCE

         Net credit losses increased from 3.63% for the eight months ended August 31, 1995 to 7.93% for the eight months ended August 31, 1996. This increase was due to the aging of a large number of contracts in SunStar's portfolio into their peak loss periods and, in the economy generally, higher levels of consumer debt and an increased incidence of consumer bankruptcy. In addition, the increase was, in part, attributable to an accounting change implemented in July 1996 which accelerated the recognition of credit losses attributable to deficiency balances when compared to SunStar's prior accounting policy. Net credit losses as a percentage of average receivables also increased due to a substantial reduction in the growth rate of SunStar which resulted from stricter implementation of the Company's underwriting policies during 1996. As a result, loss rates experienced in 1995 are based on a higher proportion of newly originated receivables which would not have yet experienced their peak loss periods.


         Current delinquency rates increased from 3.72% at August 31, 1995 to 4.95% at August 31, 1996. This increase is also attributable to both the reduction in the growth rate of SunStar's portfolio and general weakness in consumer credit performance.

                                   THE INSURER

         The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the Seller or the Underwriter. No representations or warranty is made by the Seller or the Underwriter with respect thereto.


GENERAL

         Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.


         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.


         Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.


         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.


REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.


RATING OF CLAIMS-PAYING ABILITY

         Financial Security's claims-paying ability is rated Aaa by Moody's and AAA by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.
See "Risk Factors - Limitations on Credit Ratings on Securities" herein.


CAPITALIZATION

         The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1996 (in thousands):


                                                              June 30, 1996
                                                               (unaudited)


         Deferred Premium Revenue
          (net of prepaid reinsurance premiums)................$  351,180

         Shareholder's Equity:
           Common Stock........................................    15,000
           Additional Paid-In Capital..........................   681,470
           Unrealized Gain on Investments (net of deferred
           income taxes).......................................     (5,685)
           Accumulated Earnings.................................    94,287
                                                                    ------

         Total Shareholder's Equity.............................   785,072
                                                                   -------

         Total Unearned Premium Reserve
          and Shareholder's Equity..............................$1,136,252


         For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.


INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.


         The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                          DESCRIPTION OF THE SECURITIES

THE NOTES

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

         The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC.

PAYMENTS OF INTEREST


         Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class monthly on each Distribution Date, commencing January 1997. Interest will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. In the event that the interest rate for the Class A-2 Notes for any Interest Period calculated without giving effect to the maximum rate would exceed the interest rate for such Interest Period after giving effect to the maximum rate, the amount of such excess will not be due as additional interest to the Class A-2 Noteholders on the related Distribution Date nor will it be carried forward and payable as additional interest to the Class A-2 Noteholders on any subsequent Distribution Date.
 Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreement and the Trust Documents -- Distributions."


         Interest on the Class A-2 Notes will accrue during each Interest Period at a rate per annum equal to the sum of LIBOR plus 0. %, subject to a maximum rate equal to ___% per annum.

DETERMINATION OF LIBOR

         Pursuant to the Indenture, the Indenture Trustee will determine LIBOR for purposes of calculating the Interest Rate for the Class A-2 Notes for each given Interest Period on the second business day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.

The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the Indenture Trustee.

PAYMENTS OF PRINCIPAL


         Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date.
 The Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts:
(i) the principal portion (calculated in the case of Precomputed Receivables on the basis of the actuarial method and in the case of Simple Interest Receivables on the basis of the simple interest method) of all Collected Funds received during the immediately preceding Monthly Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Monthly Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Monthly Period, and (iv) following the acceleration of the Notes pursuant to the Indenture, the amount of money or property collected pursuant to the Indenture since the preceding Determination Date by the Indenture Trustee for distribution pursuant to the Indenture. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.


         The Noteholders' Percentage will be (i) for each Distribution Date prior to the Distribution Date on which the Class A-3 Notes is reduced to zero, 100%, (ii) on the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for any Distribution Date thereafter, 0%. Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

OPTIONAL REDEMPTION

     The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables on the Distribution Date on which the Pool Balance has declined to 5% or less of the Original Pool Balance, and on each

Distribution Date
thereafter. Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of such Class, plus accrued and unpaid interest thereon (the "Redemption Price").

CLASS A-1 FINAL SCHEDULED DISTRIBUTION DATE

         Notwithstanding anything to the contrary contained herein, on _____ __, 1997 (the "Class A-1 Final Scheduled Distribution Date") holders of record as of the Business Day preceding such date shall be entitled to receive from funds available therefor interest on the outstanding principal amount of the Class A-1 Notes immediately prior to such date at a rate of % per annum for the period (the "Final Class A-1 Interest Period") from and including the most recent Distribution Date on which interest has been paid on the Class A-1 Notes to but excluding the Class A-1 Final Scheduled Distribution Date (together with interest due but not paid on a prior Distribution Date and, to the extent permitted by law, interest on such amount at %) plus the unpaid principal amount of the Class A-1 Notes. Interest will be calculated on the basis of a 360-day year and the actual number of days elapsed in the Final Class A-1 Interest Period.

THE INDENTURE

         Modification of Indenture Without Noteholder Consent. Without the consent of the Noteholders, but with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) and with notice to the Rating Agencies, the Indenture Trustee and the Owner Trustee may enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to evidence and provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Trust: (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

         Modifications of Indenture With Noteholder Consent. With the consent of the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a "Note Majority"), with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) and with notice to the Rating Agencies, the Indenture Trustee and the Owner Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

     Without the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee on behalf of the Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements,
(vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provision for the mandatory redemption of the Notes contained in the Indenture or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture.


         Events of Default; Rights Upon Event of Default. Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of:
(i) a demand for payment being made under either of the Policies; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust;
(iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;
(iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) on deposit in the Spread Account being less than the sum of the amounts described in clauses 1-6 under "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.



         If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of: (i) a default for five days or more after receipt of notice thereof in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal or of any installment of the principal of any Note when the same becomes due and payable on the related Final Scheduled Distribution Date; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the related Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of a least 25% in aggregate principal amount of the Notes then outstanding (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on each class of Notes on any Payment Date (prior to the final scheduled Payment Date of such class) will generally be determined by the amount available to be deposited in the Note Distribution Account for such Payment Date. Therefore, the failure to pay principal on a class of Notes will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies for any shortfalls in the Guaranteed Note Distributions on the Notes and the Guaranteed Certificate Distributions on the Certificates. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policies" herein.

         If an Event of Default should occur and be continuing with respect to the Notes during the continuance of an Insurer Default, the Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by a Note Majority if (i) the Trust has paid to the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.


     If the Notes have been declared due and payable following an Event of Default with respect thereto during the continuance of an Insurer Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. In such event, there may be delays in payments to the Noteholders and the Certificateholders. During the continuance of an Insurer Default, the Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee provides prior written notice to the Rating Agencies and obtains the consent of the holders representing 66-2/3% of the aggregate principal balance of the outstanding related Notes. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in the Spread Account will be available to first pay interest on and principal of the Notes.


         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days after receipt of notice thereof failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) an Insurer Default has occurred and is continuing.

         If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

         In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust, the Seller and the Affiliated Purchaser any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         No recourse by any holder of a Note or Certificate may be taken, directly or indirectly, with respect to the obligations of the Trust, the Seller, the Servicer, the Affiliated Purchaser, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Affiliated Purchaser, the Indenture Trustee or the Owner Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Trust, the Affiliated Purchaser, the Owner Trustee or the Indenture Trustee or of any successor or assignee of the Seller, the Servicer, the Affiliated Purchaser, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee will have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.


         Certain Covenants. The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Default or Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) none of the Rating Agencies, after 10 days' prior notice, shall have notified the Seller, the Servicer, the Insurer or the Trust in writing that such transaction will result in a reduction or withdrawal of the then current ratings of the Notes, (v) the Insurer has consented to such merger or consolidation and no Insurer Default has occurred and is continuing, (vi) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse Federal or state tax consequence to the Trust or to any Certificateholder or Noteholder, (vii) any action necessary to maintain the lien and security interest created by the Indenture has been taken and (viii) the Trust has delivered to the Indenture Trustee an officer's certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).


         The Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless (i) the entity that acquires the assets of the Trust (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders,
(B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (C) expressly agrees to make all filings with the Commission (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (D) is organized under the laws of the United States or any state; and (ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.


     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain other documents (collectively, the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for the Notes, (iii) except as contemplated by the Basic Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Basic Documents or (vi) permit the lien of the Indenture not to constitute a valid first priority security interest in the collateral for the Receivables.


         The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Basic Documents.

         Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the related Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

     Trust Indenture Act. The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

         The Indenture Trustee is ______________________, a national banking association. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee eligible under the Indenture which shall be acceptable to the Insurer so long as no Insurer Default has occurred and is continuing. The Seller may also remove the Indenture Trustee, with the consent of the Insurer if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the Indenture which shall be acceptable to the Insurer so long as no Insurer Default has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the Insurer and will not become effective until acceptance of the appointment by a successor trustee.

THE CERTIFICATES

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

         The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Certificates will hold their interest through DTC. See "-- Book-Entry Registration."

DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance immediately prior to a Distribution Date will accrue at the Certificate Rate for the related Interest Period, and will be distributable to Certificateholders of record on each Distribution Date, commencing January 1997. Interest for each Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates will be made from the Distribution Amount after the payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, the payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions."


DISTRIBUTIONS OF PRINCIPAL


         Certificateholders will be entitled to distributions of principal on each Distribution Date on or after the date on which the Class A-3 Notes have been paid in full in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount, as defined under "Description of the Securities -- Payments of Principal"; provided, however, that the amount distributable as principal on the Distribution Date on which the Class A-3 Notes are paid in full will be reduced by the amount necessary to pay the Class A-3 Notes in full. Distributions with respect to principal payments will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.


PREPAYMENT

         Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation of the Trust Property, in whole or in part, on any date or dates as the Insurer, in its sole discretion, shall elect, as described under "Description of the Securities -- Events of Default." Any such liquidation, in whole or in part, may cause a full or partial prepayment of the Certificates.

OPTIONAL PREPAYMENT

         If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreement and the Trust Documents -- Termination."

TRANSFERS OF CERTIFICATES

         Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Securities may hold their interests through DTC. Each of the Notes and the Certificates will be registered in the name of Cede as nominee for DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.


     Persons reflected as the beneficial owner of Certificates or Notes on the books of a clearing agency (such persons being referred to herein as "Certificate Owners" and "Note Owners," respectively) who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive

Certificates or
Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities, from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below.


         Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

         With respect to Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

         Transfers between Participants will occur in accordance with DTC Rules.


         Certificates and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively, and collectively as "Definitive Securities"), only if (i) the Seller advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Seller is unable to locate a qualified successor, (ii) the Seller at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.


         DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.


         NEITHER THE TRUST, THE SELLER, THE SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, NOR THE UNDERWRITER WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT,
(2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES OR CERTIFICATES, (3) THE DELIVERY BY ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS OR CERTIFICATEHOLDERS, OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND CERTIFICATEHOLDER.

         Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC unless and until Definitive Certificates and Definitive Notes are issued and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

                      WEIGHTED AVERAGE LIFE CONSIDERATIONS

         The rate of payment of principal of each Class of Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. The final distribution in respect of principal of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.


         The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes four pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each Class of Notes and the initial Certificate Balance are as set forth on the cover page hereof;
(v) interest accrues during each Interest Period at the applicable Interest Rate and Certificate Rate; (vi) LIBOR remains constant at ____% per annum; (vii) payments on the Notes and distributions on the Certificates are made on the 15th day of each month whether or not a Business Day; (viii) the Securities are purchased on the Closing Date; (ix) the scheduled monthly payment for each Receivables has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (x) the first due date for each Receivable is in the month after the assumed cutoff date for such Receivable as set forth in the following table; and (xi) the Servicer exercises its option to purchase the Receivables.


                                               Original Term    Remaining Term
                   Aggregate                    to Maturity      to Maturity
    Pool       Principal Balance      APR       (in Months)       (in Months)

     1

     2

     3

     4
                 ---------
                 =========
   Total


         The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes and of the Certificate Balance of the Certificates that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Securities. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes and the Certificates.

                                   Percent of Initial Note Principal Balance or
                              Initial Certificate Balance at Various ABS Percentages
                                                    Class A-1 Notes                                   Class A-2 Notes
Distribution Date                     0.5%         1.0%        1.7%         2.5%         0.5%       1.0%       1.7%       2.5%
-----------------                    ------       ------      ------       ------       ------     ------     ------     -----
Closing Date......................  100.00000     100.00000   100.00000    100.00000   100.00000  100.00000  100.00000  100.00000














Weighted Average Life (years)(1)........

----------------------

(1) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

                                   Percent of Initial Note Principal Balance or
                              Initial Certificate Balance at Various ABS Percentages
                                              Class A-3 Notes                                      Certificates

Distribution Date               0.5%         1.0%        1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
-----------------              ------       ------      ------       ------       ------       ------       ------       -----
Closing Date................  100.00000     100.00000   100.00000    100.00000   100.00000     100.00000    100.00000     100.00000


















Weighted Average Life (years)(1)........


---------------------


(1) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

          DESCRIPTION OF THE PURCHASE AGREEMENT AND THE TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreement and the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreement and the Trust Documents.

SALE AND ASSIGNMENT OF RECEIVABLES

         On or prior to the Closing Date, SunStar will enter into a Purchase Agreement with the Seller pursuant to which SunStar will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, SunStar will agree that, upon the occurrence of a breach of a representation or warranty under the Trust Documents with respect to any of the Receivables which causes the Seller to be obligated to repurchase a Receivable, the Owner Trustee will be entitled to require SunStar to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee and the Insurer. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee.

         On the Closing Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the Receivables and the proceeds thereof, including its security interest in the Financed Vehicles. Concurrently with such transfer and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, to or upon the order of the Seller. The net proceeds received from the sale of the Certificates and the Notes will be applied to the purchase of the Receivables from the Seller.

ACCOUNTS


         The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will be required to remit collections to the Collection Account within two Business Days of receipt thereof. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as (i) SunStar is the Servicer, (ii) there exists no Servicer Default, (iii) if the Servicer does not have a short term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by SunStar or such successor servicer, which is acceptable to the Rating Agencies and is issued by an entity which has a short term debt or deposit rating of at least A-1 from S&P and P-1 from Moody's, and (iv) the Servicer, the Indenture Trustee, the Seller or the Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Notes or Certificates by either S&P or Moody's, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.


         The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Owner Trustee, on behalf of the Certificateholders, and the Insurer in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

         All such Accounts shall be Eligible Accounts acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

SERVICING COMPENSATION AND TRUSTEES' FEES

         The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the sum of (i) one-twelfth of ____% (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Monthly Period (the "Base Servicing Fee") and (ii) the investment earnings (net of losses) on the Collection Account. The Servicer may retain the Base Servicing Fee from collections on the Receivables. The Servicer will retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables.

         On each Distribution Date under the Agreement, the Indenture Trustee is entitled to a fee for its services as Indenture Trustee and Indenture Collateral Agent during the prior Monthly Period equal to an amount agreed upon by the Indenture Trustee and the Servicer. On each Distribution Date under the Agreement, the Owner Trustee is entitled to a fee for its services as Owner Trustee during the prior Monthly Period equal to an amount agreed upon by the Owner Trustee and the Servicer.

CERTAIN ALLOCATIONS

         On or about the fifth Business Day immediately preceding each Distribution Date or, in the case of the Class A-1 Final Scheduled Distribution Date and the succeeding Distribution Date, if any distributions are required to be made on the Class A-1 Final Scheduled Distribution Date, preceding such Class A-1 Final Scheduled Distribution Date (in each case, the "Determination Date"), the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller or the Servicer, all with respect to the preceding Monthly Period.


         On the Business Day immediately preceding each Distribution Date (or, in the case of the Class A-1 Final Scheduled Distribution Date, preceding such date) (the "Deficiency Claim Date") the Indenture Trustee and/or the Owner Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent, the Insurer and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, or the Class A-1 Deficiency Claim Amount, if any, for such Distribution Date or Class A-1 Final Scheduled Distribution Date, as applicable. Such Deficiency Notice will direct the Indenture Collateral Agent to remit such Deficiency Claim Amount from amounts on deposit in the Spread Account (to the extent of funds available therein) to the Indenture Trustee for deposit in the Collection Account.



         The "Scheduled Payment" with respect to a Receivable is the fixed level payment (net of any portion of such payment attributable to any CPI Funds) required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof over the term of the Receivable and to provide interest at the APR with respect to Precomputed Receivables, under the actuarial method, and with respect to Simple Interest Receivables, under the simple interest method.

DISTRIBUTIONS


         On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the following amounts in the following order of priority:



   1. From the Distribution Amount, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer).

   2.       From the Distribution Amount, to
            the Servicer, the Servicing Fee for the related Monthly Period, and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amounts and to the extent not retained by the Servicer.


   3. From the Distribution Amount, to the Note Distribution Account, the Noteholders' Interest
            Distributable Amount.


   4. From the Distribution Amount, to the Note Distribution Account, the Noteholders' Principal
            Distributable Amount, to be distributed as described under "Description of the Securities --
            Payments of Principal."


   5. From the Distribution Amount, to the Owner Trustee for deposit in the Certificate Distribution
            Account, the Certificateholders' Interest Distributable Amount.


   6. From the Distribution Amount, to the Owner Trustee for deposit in the Certificate Distribution
            Account, the Certificateholders' Principal Distributable Amount.


   7. From the Available Funds, to the Insurer, any amounts owing to the Insurer under the Insurance
            Agreement and not paid.


   8. From the Available Funds, to the Indenture Collateral Agent, up to the Specified Spread Account
            Requirement for deposit in the Spread Account.


   9. From the Available Funds, to the Seller, 99% of the remaining funds and, to the Affiliated
            Purchaser, 1% of the remaining funds.

         If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

         On the Class A-1 Final Scheduled Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Class A-1 Distribution Amount in the following order of priority:

         A. To the Note Distribution Account, the sum of (x) the Noteholders' Monthly Interest Distributable Amount for the Class A-1 Notes (calculated as if the Class A-1 Final Scheduled Distribution Date were a Distribution Date) and
(y) the Noteholders' Interest Carryover Shortfall for the Class A-1 Notes (calculated as if the Class A-1 Final Scheduled Distribution Date were a Distribution Date).

          B. To the Note Distribution Account, the Noteholders' Principal Distributable Amount for the Class A-1 Notes.

         In the event that there are any distributions made on the Class A-1 Final Scheduled Distribution Date, the Distribution Amount for the Distribution Date following the Class A-1 Final Scheduled Distribution Date will be reduced by the amount thereof applied on the Class A-1 Final Scheduled Distribution Date in accordance with the Sale and Servicing Agreement.

         In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required pursuant to clauses 1 through 4 above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

          In the event that the Servicer's Certificate indicates that the Class A-1 Distribution Amount will be insufficient on the Class A-1 Final Scheduled Distribution Date to cover the distributions required pursuant to clauses A and B above on such date, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Class A-1 Note Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to the Class A-1 Noteholders on the Class A-1 Final Scheduled Distribution Date.

         In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required by clauses 1 through 6 above on such Distribution Date, the Owner Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Certificate Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Certificate Distribution Account for payment to Certificateholders on the related Distribution Date.

         For the purposes hereof, the following terms shall have the following meanings:


         "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced or credited under such Receivable by the applicable Dealer toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced or credited in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sales contracts or promissory notes, and related costs.


         "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts deposited in the Collection Account for the related Monthly Period,
(iii) following the acceleration of the Notes pursuant to the Indenture, the amount of money or property collected pursuant to the Indenture since the preceding Determination Date by the Indenture Trustee for distribution pursuant to the Indenture, and (iv) any proceeds received from the sale of the assets of the Trust pursuant to the Trust Agreement. For purposes of determining Available Funds for the Distribution Date following the Class A-1 Final Scheduled Distribution Date, the amount thereof, if any, applied on the Class A-1 Final Scheduled Distribution Date will reduce the amount of Available Funds dollar-for-dollar for such Distribution Date.


         "Certificate Balance" equals, initially, $_________ and thereafter equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificate Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 6 above over the Distribution Amount with respect to such Distribution Date.


         "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.


         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest at the Certificate Rate that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.


         "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months for purposes of this definition.

         "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.


         "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.


         "Certificateholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date.


         "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall for such Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount
(i) shall not exceed the Certificate Balance and (ii) shall equal the Certificate Balance on the Final Scheduled Distribution Date for the Certificates.


         "Class A-1 Deficiency Claim Amount" means, with respect to the Determination Date relating to the Class A-1 Final Scheduled Distribution Date, the excess, if any, of (i) the sum of the amounts payable on the Class A-1 Final Scheduled Distribution Date pursuant to clauses A and B above over (ii) the Available Funds for such Determination Date.


         "Class A-1 Distribution Amount" means, with respect to the Class A-1 Final Scheduled Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Class A-1 Deficiency Claim Amount, if any, received and deposited in the Collection Account (from an Insurer Optional Deposit or the Spread Account or otherwise other than from draws under the Policies).

         "Class A-1 Note Policy Claim Amount" for the Class A-1 Final Scheduled Distribution Date, shall equal the lesser of (i) the sum of the amounts required to be distributed pursuant to clauses A and B above on such Class A-1 Final Scheduled Distribution Date and (ii) the excess, if any, of the amount specified in clause (i) over the Class A-1 Distribution Amount with respect to the Class A-1 Final Scheduled Distribution Date.


         "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables, exclusive of CPI Funds, during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).


         "CPI Funds" means amounts (including interest) owing under a Contract on account of collateral protection insurance ("CPI") placed on a Financed Vehicle prior to, on or after the Cutoff Date.


         "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 6 above over the amount of Available Funds with respect to such Determination Date.

         "Deficiency Notice" means a written notice delivered by the Indenture Trustee or the Owner Trustee, as applicable, to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date or the Class A-1 Deficiency Claim Amount for the Class A-1 Final Scheduled Distribution Date.


         "Distribution Amount" means, with respect to a Distribution Date, the sum of (i) the Available Funds for the immediately preceding Determination Date, plus (ii) the Deficiency Claim Amount, if any, received (from an Insurer Optional Deposit or the Spread Account or otherwise other than from draws under the Policies) by the Indenture Trustee with respect to such Distribution Date.

         "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to the Sale and Servicing Agreement, at its sole option, to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount or Class A-1 Final Scheduled Distribution Amount for such Distribution Date or Class A-1 Final Scheduled Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.


         "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) the Servicer has determined in good faith that all amounts it expects to recover have been received, (ii) such Receivable shall have become 180 or more days delinquent on a recency basis, (iii) the Financed Vehicle has been sold and the proceeds received, or (iv) a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable. For purposes of computing the number of days that a Receivable is delinquent, a payment delinquency with respect to a Receivable is considered to have commenced on the last day of the end of the month in which a Scheduled Payment has not been made.


         "Net Liquidation Proceeds" means, with respect to Liquidated Receivables, (i) proceeds from the disposition of the vehicles securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repair, repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.


         "Note Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 4 above over the Distribution Amount with respect to such Distribution Date.

         "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.


         "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. Interest shall be computed on the basis of
(i) the actual number of days elapsed in a 360-day year in the case of the Class A-1 Notes and the Class A-2 Notes and (ii) a 360-day year of twelve 30-day months in the case of the Class A-3 Notes.


          "Noteholders' Monthly Interest Distributable Amount" means, (A) with respect to any Distribution Date, the product of (i)(x) in the case of the Class A-1 Notes and the Class A-2 Notes, the product of the Interest Rate for such Class and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is 360 and (y) in the case of the Class A-3 Notes, one-twelfth of the Interest Rate for such Class (or, in the case of the first Distribution Date, the Interest Rate for such Class multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (ii) the outstanding principal amount of the Notes of such Class immediately preceding such Distribution Date and (B) with respect to the Class A-1 Notes and the Class A-1 Final Scheduled Distribution Date, the product of (i) the Interest Rate for the Class A-1 Notes and a fraction, the numerator of which is the actual number of days elapsed from and including the preceding Distribution Date to but excluding the Class A-1 Final Scheduled

Distribution Date and the denominator of which is 360 and (ii) the outstanding principal amount of the Class A-1 Notes immediately preceding the Class A-1 Final Scheduled Distribution Date.

         "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.


         "Noteholders' Percentage" means with respect to any Determination Date
(i) relating to a Distribution Date prior to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, 100%; (ii) relating to the Distribution Date on which the principal amount of the Class A-3 Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount; and (iii) relating to any other Distribution Date, 0%.


         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such preceding Distribution Date.


         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall for such Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall for such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and
(ii).


         "Principal Balance" means, with respect to any Receivable, as of any date (a) with respect to any Precomputed Receivable, the present value of all Scheduled Payments for such Receivable remaining due and unpaid on such date (calculated based on the assumption that each such Scheduled Payment is paid on its due date), discounted monthly over the remaining term of the Receivable at one-twelfth of the related APR and (b) with respect to any Simple Interest Receivable, the Amount Financed minus that portion of all amounts received on or prior to such date and allocable to principal in accordance with the simple interest method.


         "Principal Distributable Amount" means, with respect to any Distribution Date, without duplication, the sum of (i) the principal portion (calculated in the case of Precomputed Receivables on the basis of the actuarial method and in the case of Simple Interest Receivables on the basis of the simple interest method) of all Collected Funds received during the immediately preceding Monthly Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Monthly Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Monthly Period, and (iv) following the acceleration of the Notes pursuant to the Indenture, the amount of money or property collected pursuant to the Indenture since the preceding Determination Date by the Indenture Trustee for distribution pursuant to the Indenture.


         "Purchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Principal Balance of such Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as SunStar is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.


         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Monthly Period by the Seller or the Servicer pursuant to the Sale and Servicing Agreement.

         "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.


STATEMENTS TO SECURITYHOLDERS

         On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders and the Owner Trustee will be required to forward a statement to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:


                  (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and the Certificates:


                  (ii) the amount of the distribution allocable to principal with respect to each Class of Notes and the Certificates;

                  (iii) the amount of the distribution payable pursuant to a claim on the Note Policy or the Certificate
         Policy, as the case may be, or out of amounts on deposit in the Spread Account;

                  (iv) the aggregate outstanding principal amount and the Note Pool Factor for each Class of Notes and the Certificate Balance and the Certificate Pool Factor for the Certificates, in each case, after giving effect to all payments reported under (ii) above on such date;


                  (v) the Pool Balance as of the close of business on the last day of the preceding Monthly Period;


                  (vi) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the
         Certificateholders' Interest Carryover Shortfall and the
         Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;


                  (vii) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;


                  (viii) the amount of Realized Losses, if any, with respect to the second preceding Monthly Period;


                  (ix) the aggregate Purchase Amount for Receivables, if any, that were repurchased in the related
         Monthly Period.


         Each amount set forth pursuant to subclauses (i) through (iv) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or initial Certificate Balance, as applicable.

         Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC.

         Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns.

LIST OF SECURITYHOLDERS

         At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.

         At such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

SPREAD ACCOUNT


          On the Closing Date, the Seller will make an initial deposit of an amount to be agreed upon by the Seller and the Insurer (the "Spread Account Initial Deposit") to the Spread Account which will be established with the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer pursuant to a certain Spread Account Agreement dated as of November 30, 1996 (the "Spread Account Agreement"). The Spread Account will not be an asset of the Trust. On each Distribution Date, the Indenture Trustee will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "-- Distributions" above. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount or the Class A-1 Deficiency Claim Amount otherwise required to be made on a Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with the Insurance Agreement and the Spread Account Agreement. The Specified Spread Account Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement or the Spread Account Agreement, even if no withdrawals are made from the Spread Account. Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be released to the Seller. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than the Insurer or the Securityholders without the consent of the Securityholders.


         Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and the Insurer. Funds in the Spread Account will be invested in Eligible Investments. Investment income (net of investment losses and expenses) on amounts in the Spread Account will not be available for distribution to holders of Securities, and will only be distributed to the Seller.


         In addition, the Seller, the Servicer and the Indenture Collateral Agent, with the consent of the Insurer, may amend the Spread Account Agreement (and any provisions in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Securityholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Securityholders. The Indenture Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Indenture Collateral Agent. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund the full amount of each Guaranteed Note Distribution and each Guaranteed Certificate Distribution otherwise required to be made on such Distribution Date. If the Insurer breaches its obligations, any losses on the Receivables will be borne by the Securityholders.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

         A "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for five Business Days after written notice from the Owner Trustee or the Indenture Trustee or the Insurer is received by the Servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Certificateholders or Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Owner Trustee, the Indenture Trustee or the Insurer or (2) to the Servicer and to the Owner Trustee and the Indenture Trustee by holders of Certificates or Notes evidencing not less than 25% in aggregate principal amount of the outstanding Certificates or Notes, respectively (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee, the Indenture Trustee and the Insurer to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; and (iv) unless an Insurer Default has occurred and is continuing, certain defaults under the Insurance Agreement.

         As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Insurer or, if an Insurer Default exists, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Insurer in accordance with the Sale and Servicing Agreement.

          "Insurer Default" shall mean the occurrence and continuance of any of the following events:


                  (a) the Insurer shall have failed to make a payment required under the Note Policy or the Certificate Policy in accordance with its terms;


                  (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or


                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).


WAIVER OF PAST DEFAULTS

         The Insurer may, on behalf of all holders of Securities, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Securityholders' rights with respect to subsequent defaults.

TERMINATION

          The obligations of the Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the payment of any fees or other amounts owing to the Insurer, and
(iii) the Servicer's purchase at its option, as of the end of any Monthly Period when the then outstanding Pool Balance is 5% or less of the Original Pool Balance, of all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Monthly Period.

PHYSICAL DAMAGE INSURANCE


         The Trust Documents will provide that the Servicer, in accordance with its customary servicing procedures, shall use its commercially reasonable efforts to determine whether each obligor has complied with the obligation to obtain and maintain physical insurance covering the related Financed Vehicle. If an Obligor fails to maintain such insurance, the Servicer shall in accordance with its customary procedure for its own account, determine whether to obtain collateral protection insurance ("CPI") and, if so, advance the premium for such CPI on behalf of such Obligor, as permitted under the terms of the applicable Contract and the Trust Documents, each insurance policy naming the Servicer as an additional insured and loss payee. SunStar has engaged American Bankers Insurance Company to track the maintenance of physical damage insurance policies and provide CPI. CPI and any expense reimbursements or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing procedures, but in no event in an amount greater than that permitted by applicable law. The Servicer shall be required to disclose to the related Obligor all information with respect to such CPI, commissions and finance charges as required by applicable law.


         The Servicer does not, under its customary servicing procedures, obtain CPI when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing procedures. In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels, suspend CPI or arrange other methods of protection of the Financed Vehicles that it deems necessary or advisable, provided that the Servicer takes the same action with respect to the Receivables as it takes for other similar contracts serviced by the Servicer for its own account. SunStar's practices regarding the purchase of CPI on behalf of obligor may change over time in accordance with changes in applicable law or its business judgment.


         Any portion of the principal balance of a Contract attributable to premiums for CPI acquired after the Cutoff Date and interest on such amount at the rate in the applicable Contract will not be owned by the Trust, and amounts allocable thereto will not be available for distribution in respect of the Securities. Unless otherwise designated by the Obligor, the Servicer will not allocate payments by the Obligor to pay CPI premiums added to the Contracts or interest thereon after the Cutoff Date if any other amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to such CPI in the Collection Account. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain CPI makes scheduled payments under the Contract, but fails to make scheduled payments of moneys owing on account of such CPI as due, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a defaulted Contract; provided, however, that any net liquidation proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the applicable rate for such Contract, then to the principal amount outstanding, and the remainder, if any, to repayment of any such CPI premiums added to the Contracts after the Cutoff Date.


         The Trust Documents will permit the Servicer or any affiliate of the Servicer, to the extent permitted by law, to (i) enter into agreements with one or more insurers or other persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy (whether or not such physical damage insurance policy is purchased by SunStar or an affiliate after the failure of an Obligor to maintain required insurance pursuant to the provisions of any Contract), or any other insurance policy whatsoever, and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

AMENDMENT


          The Sale and Servicing Agreement may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) or delayed and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Securityholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Securityholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially and adversely affect the interests of the Insurer. The Seller, the Servicer and the Owner Trustee may also amend the Sale and Servicing Agreement with the consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes and the consent of Certificateholders holding a majority of the principal amount of Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such Agreement or affecting the rights of the Noteholders or the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or materially accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders or Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially and adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Insurer, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trustee's interest in the Receivables.



                                  THE POLICIES

NOTE POLICY

         Simultaneously with the issuance of the Notes, the Insurer will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Guaranteed Note Distributions (as defined below) on the Notes and (ii) the amount of any Guaranteed Note Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.


         "Guaranteed Note Distributions" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which payments are (i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount; Guaranteed Note Distributions do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Note Policy will continue to guarantee Guaranteed Note Distributions due on the Notes in accordance with their original terms. Guaranteed Note Distributions shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, or (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy, unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part.


         Payment of claims on the Note Policy made in respect of Guaranteed Note Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

          If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

CERTIFICATE POLICY

         Simultaneously with the issuance of the Certificates, the Insurer will deliver the Certificate Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Certificate Policy, the Insurer will unconditionally and irrevocably guarantee to the Owner Trustee for the benefit of each Certificateholder the full and complete payment of (i) Guaranteed Certificate Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Certificate Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event that the Owner Trustee fails to make a claim under the Certificate Policy, Certificateholders do not have the right to make a claim directly under the Certificate Policy but may sue to compel the Owner Trustee to do so.


         "Guaranteed Certificate Distributions" means the distributions to be made on the Certificates with respect to a Distribution Date during the term of the Certificate Policy in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Trust Agreement which has not been consented to by the Insurer, which distributions are equal to (i) the Certificateholders' Interest Distributable Amount with respect to such Distribution Date and (ii) the Certificateholders' Principal Distributable Amount with respect to such Distribution Date; provided, however, that Guaranteed Certificate Distributions shall not include (x) any portion of a Certificateholder's Interest Distributable Amount due to Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, or (y) any portion of a Certificateholder's Interest Distributable Amount due to Certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant to the Certificate Policy, unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Guaranteed Certificate Distributions do not include, nor shall coverage be provided under the Certificate Policy in respect of, any payments with respect to Certificates held by the Affiliated Purchaser.


         Payment of claims on the Certificate Policy made in respect of Guaranteed Certificate Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the third Business Day following Receipt (as defined below) of such notice for payment, or (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Certificates.

          If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Owner Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Certificate Distributions distributed with respect to the Certificates during the term of the Certificate Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the

Insurer and provided to the Certificateholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Owner Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Owner Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Owner Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Owner Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Sale and Servicing Agreement.

OTHER PROVISIONS OF THE POLICIES

         The terms "Receipt" and "Received" with respect to a Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day.
 If any notice or certificate given under a Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee and the Indenture Trustee or the Owner Trustee may submit an amended notice.

         Under the Policies, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

         The Insurer's obligations under the respective Policies in respect of Scheduled Payments and Guaranteed Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

         The Insurer shall be subrogated to the rights of each Noteholder or Certificateholder to receive payments of principal and interest to the extent of any payment by the Insurer under the related Policy.


         Claims under the Policies constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments, and the Certificate Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions. The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policies are governed by the laws of the State of New York.


         It is a condition to issuance that the Class A-1 Notes be rated A-1+ by S&P and P-1 by Moody's, and that the Class A-2 Notes, the Class A-3 Notes and the Certificates be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Securities will be based primarily on the issuances of the Policies. A rating is not a recommendation to purchase, hold or sell Securities. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Securities.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

         The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in the states in which the Contracts are originated ("UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.


         SunStar will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of the Insurer, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under the Trust Documents, SunStar, as Servicer, will have possession of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as custodian and agent of the Owner Trustee and Indenture Trustee. However, the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will be filed with the Georgia and Texas Secretaries of State to perfect by filing and give notice of the Seller's and the Trust's ownership interest in the Contracts, respectively. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts. SunStar will agree in the Trust Documents to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle.


SECURITY INTERESTS IN VEHICLES



         Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In states in which the Receivables have been originated, a security interest in a vehicle generally may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicles registrar, or similar authority, along with any necessary registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.


         All of the Financed Vehicles were registered in the states where the related borrower resided at the time of origination. The Seller will represent and warrant to the Trust in the Trust Documents that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken for the benefit of SunStar or, if an affiliate rather than SunStar acquired the related Contract from a Dealer, such affiliate. If the Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle. Each Receivable typically prohibits the sale or transfer of the Financed Vehicle without the Servicer's consent.


          Pursuant to the Purchase Agreement, SunStar will assign its security interests in the Financed Vehicles securing the Receivables to the Seller and, pursuant to the Trust Documents, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Owner Trustee. The Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Owner Trustee pursuant to the Trust Documents. However, because of the administrative burden and expense (estimated by SunStar to be in excess of $446,000, excluding associated labor costs) that would be entailed in endorsing the certificate of title of each Financed Vehicle to reflect the Trusts interest therein and delivering each such certificate of title to the Indenture Trustee for filing (and the payment of related filing fees), the Servicer, the Seller and the Owner Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. The Seller believes that it is customary for certificates of title or ownership to not be endorsed or amended in connection with asset securitizations of the type contemplated hereby. The Seller historically has not purchased pools of automobile retail installment sale contracts similar to the Receivables for its own account. In the event that the Seller were to purchase such a pool of installment sales contracts, the Seller believes that, because of the associated administrative burden and expense, the Seller would not generally require that the certificates of title or ownership covering the related financed vehicles be endorsed or amended to reflect that security interests in the related financed vehicles have been assigned to the Seller.


         Under the law of Georgia and most other states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's security interest on the certificates of title or the Servicer's possession of the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust's security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles, lienholders and holders of perfected security interests. Such a failure, however, would constitute a breach of SunStar's warranties under the Purchase Agreement and of the Seller's warranties under the Trust Documents and would create an obligation of SunStar under the Purchase Agreement and of the Seller under the Trust Documents to purchase the Receivable unless the breach is cured. The Seller will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

         Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, SunStar takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a vehicle, SunStar must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, in accordance with its customary practices for its own account, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

         Under the laws of most states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. SunStar will represent to the Seller and the Seller will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

REPOSSESSION


          In the event of a default by vehicle purchasers, the holder of the retail motor vehicle installment sales contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession by outside agencies is the method employed by SunStar in the majority of instances in which a payment default occurs and is accomplished by retaking possession of the financed vehicle. In the event of a default by an Obligor, most states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.


NOTICE OF SALE; REDEMPTION RIGHTS

         In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Based on an analysis by a central remarketing department, the repossessed vehicles will be resold through wholesale buyers or at the branch depending on which method of sale will garner the greatest amount of proceeds.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Under the laws of most states, the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the vehicle or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former Obligor.

INSOLVENCY MATTERS


          SunStar intends that the transfer of the Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of SunStar. However, if SunStar were to become a debtor under the Insolvency Laws, a creditor or trustee in bankruptcy thereof, or SunStar as debtor-in-possession, might argue that the sale of the Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of SunStar. The Seller has taken and will take steps in structuring the transactions contemplated hereby that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the Seller being consolidated with the assets and liabilities of any other person. Nevertheless, if SunStar were to become a debtor under any Insolvency Laws, and such positions - that the transfer of the Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the Seller should be consolidated - were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of the Receivables to the Trust should instead be treated as a pledge of the Receivables to secure a borrowing of such debtor, delays in payments of collections of the Receivables to the Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of the Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in the Receivables. See "The Seller."


         In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, such Circuit Court found that "accounts", a defined term under the UCC, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If SunStar, an affiliate of SunStar which transferred Receivables to SunStar, or the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.


         If an Insolvency Event with respect to the Affiliated Purchaser occurs, the Indenture Trustee or Owner Trustee will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of the Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Collection Account or the Spread Account are not sufficient to pay any Notes and/or the Certificates in full, and the Insurer fails to satisfy its obligations under the policies, the amount of principal returned to any Noteholders or Certificateholders will be reduced and such Noteholders and/or Certificateholders will incur a loss.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Trust's) ability to enforce consumer finance contracts such as the Receivables.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect with some exceptions, of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

         Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the Obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle.

         Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

          In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         SunStar and the Seller will warrant under the Purchase Agreement and the Trust Documents that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Owner Trustee or the Indenture Trustee, as the case may be, determines such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents and would create an obligation of SunStar and the Seller to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to resale upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

         The Receivables typically prohibit the sale or transfer of the Financed Vehicle securing a Receivable without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.



                         FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a summary of Federal income tax consequences of the purchase, ownership and disposition of the Securities. Stroock & Stroock & Lavan, special Federal tax counsel for the Trust ("Federal Tax Counsel") is of the opinion that the discussion under this section "Federal Income Tax Consequences" accurately describes all material Federal tax risks associated with the purchase, ownership and disposition of the Securities.

         This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts, tax-exempt organizations or dealers in securities. Furthermore, this summary does not deal with the tax consequences to individuals holding Securities directly or indirectly through partnerships, trusts, estates, or S corporations. This summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

         Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust has been provided with an opinion of Federal Tax Counsel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES


         Tax Characterization of the Notes and the Trust. Federal Tax Counsel has advised the Trust that, based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, in the opinion of Federal Tax Counsel, the Notes will be treated as debt for Federal income tax purposes. However, there is no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.


         Federal Tax Counsel is also of the opinion that, based on the applicable provisions of the Trust Documents, for Federal income tax purposes,
(i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. However, there are no authorities directly dealing with similar transactions. If the IRS were to successfully characterize the Trust as an association taxable as a corporation for Federal income tax purposes, the income from the Receivables (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which could reduce the amounts available to make payments on the Notes. Likewise, if the Trust were subject to state or local income or franchise tax, the amount of cash available to make payment on the Notes could be reduced.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

         Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Some or all of the Notes may be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). Unless de minimis, as statutorily defined, the amount of OID on the Notes will equal the difference between the issue price and the principal amount of the Notes.

         OID will accrue to the Noteholders over the life of the Notes, taking account of a reasonable prepayment assumption, based on a constant yield to maturity method and properly adjusted for actual prepayments on the Receivables. The portion of OID that accrues during the time a Noteholder owns the Notes (i) constitutes interest includable in the Noteholder's gross income for Federal income tax purposes and (ii) is added to the Noteholder's tax basis for purposes of determining gain or loss on the maturity, redemption, prior sale, or other disposition of the Notes. Thus, the effect of OID is to increase the amount of taxable income above the actual interest payments during the life of the Notes.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year.

     Foreign Holders. If interest paid (or accrued) to a Noteholder who is a foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) nor a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement (such as a Form W-8), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States Federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement on Form
4224), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         On April 22, 1996, the IRS issued proposed Treasury regulations that would revise the procedures for securing an exemption from the 30% United States Federal withholding tax (the "Proposed Regulations"). If adopted in final form, the Proposed Regulations would generally apply to payments made after December 31, 1997.

         Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Tax Characterization of the Trust. The Seller and the Servicer have agreed, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Seller and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         If the Trust were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). See also the discussion above under "--Federal Tax Consequences with Respect to the Notes--Tax Characterization of the Notes and the Trust." However, in the opinion of Federal Tax Counsel, the Trust will not be classified as an association taxable as a corporation because of the nature of its income and because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.

     Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust or of the Seller. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Receivables.

         Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any original issue discount and bond premium), investment income from investments in the Trust Accounts and any gain upon collection or disposition of the Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Receivables.


         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Basic Documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income of the Trust for each Interest Period equal to the sum of (i) the amount of interest that accrues on the Certificates for such Interest Period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such Interest Period on amounts previously due on the Certificates but not yet distributed; and (iii) an amount of Trust income that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust will be allocated to the Seller. It is believed that this allocation will be valid under applicable Treasury regulations. However, due to lack of authority on transactions similar to the one described herein, Federal Tax Counsel is unable to opine to such effect. Consequently, no assurances can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income greater than the amount of interest accruing on the Certificates based on the Certificate Rate or may be allocated income greater than the amount of cash distributed to them.


         Except as provided in the following paragraph, the Trust currently intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. However, due to the lack of authority as to the proper method of making such calculations, Federal Tax Counsel is unable to opine that this is the proper method. Consequently, if the IRS were to require that such calculations be made separately for each of the Receivables, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

         Market Discount. To the extent the Receivables are purchased by the Trust for a price that is less than the aggregate stated redemption price at maturity of the Receivables, the Trust must account for "market discount" on the Receivables pursuant to Section 1276 of the Code. Market discount will be accounted for each of the Receivables on an individual basis, and the Trust will make an election to calculate market discount as it economically accrues.

         Original Issue Discount and Bond Premium. It is believed that the Receivables were not issued with OID or at a premium, and, therefore, the Trust should not have OID income or amortizable bond premium.

     Section 708 Termination. Under Section 708 of the Code, a partnership will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the partnership are sold or exchanged within a 12- month period. If such a termination occurs, the partnership will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to a new partnership. Proposed regulations would provide that if a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust may not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.


         The use of such a monthly convention may not be permitted by existing regulations. Consequently, Federal Tax Counsel is unable to opine on the use of such monthly convention. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.


         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Servicer, on behalf of the Trust, is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Seller will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-l. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

         The Seller, as the "tax matters partner," will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         Unrelated Business Taxable Income. Because the Trust is issuing both Notes and Certificates, all or a portion of the income with respect to the Certificates will be considered unrelated business taxable income to a Certificateholder that is subject to tax on unrelated business taxable income under Section 511 of the Code.


         Tax Consequences to Foreign Certificateholders. No regulations, published rulings or judicial decisions exist that discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. However, although Federal Tax Counsel is not able to opine due to the lack of authority, it is not expected that the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust were considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to a Federal withholding tax at a rate of 35% for persons taxable as a corporation. Also, in such case, a non-U.S. holder that is a corporation may be subject to the branch profits tax. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.


         Each foreign holder might be required to file a U.S. income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason, or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "-- Federal Tax Consequences with Respect to the Notes--Foreign Holders" for a discussion of "portfolio interest." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders will likely be subject to United States Federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability.

         If the Owner Trustee is notified that a holder of record or the beneficial owner of the Certificates is a foreign person, the Owner Trustee will withhold an amount which in its determination is appropriate. As a result, each potential foreign owner of a Certificate should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.


                        STATE AND LOCAL TAX CONSEQUENCES

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.


                              ERISA CONSIDERATIONS

THE NOTES

                  A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan or arrangement's particular circumstances before authorizing an investment of a portion of such plan or arrangement's assets in the Notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan or arrangement; and (iv) whether the investment is prudent, considering the nature of the investment.

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan or retirement arrangements, including individual retirement accounts and certain types of Keogh Plans, as well as any entity whose underlying assets include plan assets by reason of a plan or arrangement investing in such entity (including an insurance company general account), (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, 29 C.F.R. ' 2510.3-101 (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Assets Regulation, then the Notes will be eligible for purchase by Benefit Plans.

         However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE CERTIFICATES

         The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity. By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

                                  UNDERWRITING


          Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") dated December , 1996, between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the principal amount of the Notes and Certificates set forth on the cover page of this Prospectus.


         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Securities offered hereby if any Securities are purchased. The Seller has been advised by the Underwriter that the Underwriter proposes initially to offer the Notes and Certificates to the public at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession not in excess of % of the principal amount of each Class of Notes and the Certificates. The Underwriter may allow and such dealers may reallow a concession not in excess of % of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

         The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments in the Underwriter may be required to make in respect thereof.

         NCMI is a separate subsidiary of NationsBank. NCMI is a registered broker-dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.


                                     EXPERTS

         The consolidated balance sheets of Financial Security as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, and are incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

          Certain legal matters relating to the validity of the Securities will be passed upon for the Seller and the Trust by Stroock & Stroock & Lavan. Federal income tax and other matters will be passed upon for the Seller and the Trust by Stroock & Stroock & Lavan, special federal tax counsel. Certain legal matters relating to the validity of the Securities will be passed upon for the Underwriter by Stroock & Stroock & Lavan. Certain legal matters will be passed upon for the Insurer by Bruce E. Stern, General Counsel, the Insurer. The Insurer is represented by Rogers & Wells.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.



ABS....................................................................46
ABS Table..............................................................46
accounts...............................................................16
Actuarial Receivables..................................................26
Affiliated Purchaser...................................................19
aggregate risks........................................................35
Amount Financed........................................................53
APR....................................................................26
association............................................................71
Available Funds........................................................53
Base Servicing Fee.....................................................51
Basic Documents........................................................42
Benefit Plan...........................................................75
BHCA...................................................................21
Business Day............................................................6
Cede...................................................................19
Certificate Balance....................................................53
Certificate Distribution Account.......................................51
Certificate Majority...................................................45
Certificate Owners.....................................................44
Certificate Policy......................................................5
Certificate Policy Claim Amount........................................53
Certificateholders......................................................9
Certificateholders' Distributable Amount...............................53
Certificateholders' Interest Carryover Shortfall.......................53
Certificateholders' Interest Distributable Amount......................54
Certificateholders' Monthly Interest Distributable Amount..............54
Certificateholders' Monthly Principal Distributable Amount.............54
Certificateholders' Percentage.........................................54
Certificateholders' Principal Carryover Shortfall......................54
Certificateholders' Principal Distributable Amount.....................54
Certificates............................................................1
chattel paper..........................................................64
Class A-1 Deficiency Claim Amount......................................54
Class A-1 Distribution Amount..........................................54
Class A-1 Final Scheduled Distribution Date.............................9
Class A-1 Note Policy Claim Amount.....................................54
Class A-1 Notes.........................................................1
Class A-2 Notes.........................................................1
Class A-3 Notes.........................................................1
clearing corporation...................................................44
Code...................................................................69
Collected Funds........................................................54
Collection Account.....................................................12
Commission..............................................................2
Contracts...............................................................5
controlled foreign corporation.........................................70
CPI....................................................................60
CPI Funds..............................................................54
Cutoff Date.............................................................1
Dealer Agreements.......................................................5
Dealers................................................................23
Deficiency Claim Amount................................................54
Deficiency Claim Date..................................................51
Deficiency Notice......................................................54
Definitive Certificates................................................45
Definitive Notes.......................................................45
Definitive Securities..................................................45
Determination Date.....................................................51
disqualified persons...................................................75
Distribution Amount....................................................55
Distribution Date.......................................................1
DTC.....................................................................1
due date...............................................................24
ERISA..................................................................75
Event of Default.......................................................39
Exchange Act............................................................2
Federal Tax Counsel....................................................69
Final Class A-1 Interest Period........................................38
Financed Vehicles.......................................................1
foreign person.........................................................70
FTC Rule...............................................................68
Guaranteed Certificate Distributions...................................62
Guaranteed Note Distributions..........................................61
Holdings................................................................2
Indenture...............................................................1
Indenture Collateral Agent..............................................1
Indenture Trustee.......................................................1
Independent Director...................................................21
Index Maturity.........................................................36
indirect participants..................................................44
Initial Certificate Balance.............................................5
Insolvency Event.......................................................17
Insolvency Laws........................................................16
Insurance Agreement.....................................................8
Insurance Agreement Indenture Cross Defaults...........................39
Insurer.................................................................2
Insurer Default........................................................59
Insurer Optional Deposit...............................................55
Interest Period.........................................................7
Interest Rate...........................................................7
IRS....................................................................69
Issuer..................................................................4
LIBOR..................................................................36
LIBOR Determination Date...............................................36
Liquidated Receivable..................................................55
Monthly Period..........................................................7
Net Liquidation Proceeds...............................................55
Note Distribution Account..............................................50
Note Majority..........................................................38
Note Owners............................................................44
Note Policy.............................................................8
Note Policy Claim Amount...............................................55
Noteholders.............................................................4
Noteholders' Distributable Amount......................................55
Noteholders' Interest Carryover Shortfall..............................55
Noteholders' Interest Distributable Amount.............................55
Noteholders' Monthly Interest Distributable Amount.....................55
Noteholders' Monthly Principal Distributable Amount....................56
Noteholders' Percentage................................................56
Noteholders' Principal Carryover Shortfall.............................56
Noteholders' Principal Distributable Amount............................56
Notes...................................................................1
Obligors................................................................5
OID....................................................................70
original issue discount................................................70
Original Pool Balance..................................................21
Owner Trustee...........................................................4
parties in interest....................................................75
Plan Assets Regulation.................................................75
Policies................................................................1
Pool Balance...........................................................20
portfolio interest.....................................................70
Precomputed Receivables................................................26
Principal Balance......................................................56
Principal Distributable Amount.........................................56
prohibited transaction.................................................75
PTCE...................................................................75
Purchase Agreement......................................................6
Purchase Amount........................................................57
Purchased Receivable...................................................57
Rating Agencies........................................................14
Realized Losses........................................................57
Receipt................................................................63
Receivables.............................................................1
Receivables Files.......................................................6
Received...............................................................63
Record Date.............................................................6
Redemption Price.......................................................37
Reference Banks........................................................37
Registration Statement..................................................2
related person.........................................................70
Rule of 78s Receivables................................................26
Rules..................................................................44
Securities..............................................................1
Seller..................................................................1
Service Contracts.......................................................6
Servicer Default.......................................................59
Servicing Fee..........................................................13
Simple Interest Receivables............................................26
single risks...........................................................35
Specified Spread Account Requirement...................................58
Spread Account.........................................................10
Spread Account Agreement...............................................58
Spread Account Initial Deposit.........................................58
Supplemental Servicing Fee.............................................51
tax matters partner....................................................73
Telerate Page 3750.....................................................37
Trust...................................................................2
Trust Agreement.........................................................4
Trust Documents........................................................50
Trust Property..........................................................1

UCC....................................................................64
Underwriting Agreement.................................................75
Weighted Average Life..................................................15

============================================================
  No Dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the documents incorporated or deemed incorporated by reference herein and, if given or made, such information must not be relied upon as having been authorized by the seller or any dealer, salesman, or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has 1996-1, been no change in the information herein since the date hereof. This Prospectus is not an offer to sell or a solicitation of an offer to buy any security Issuer in any jurisdiction in which it is unlawful to make such offer or solicitation.
                      ------------------------
                      TABLE OF CONTENTS
                                                       Page
AVAILABLE INFORMATION.................................. 4
REPORTS TO SECURITYHOLDERS............................. 4
INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE........................................... 4
SUMMARY OF TERMS....................................... 6
RISK FACTORS...........................................17
USE OF PROCEEDS........................................21
THE TRUST..............................................21
THE TRUST PROPERTY.....................................22
NATIONSBANK CORPORATION................................23
THE SELLER.............................................23
SUNSTAR ACCEPTANCE CORPORATION.........................24
THE RECEIVABLES........................................27
THE INSURER............................................34
DESCRIPTION OF THE SECURITIES..........................35
WEIGHTED AVERAGE LIFE CONSIDERATIONS...................45
DESCRIPTION OF THE PURCHASE AGREEMENT AND THE
TRUST DOCUMENTS........................................50
THE POLICIES...........................................61
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...............64
FEDERAL INCOME TAX CONSEQUENCES........................69
STATE AND LOCAL TAX CONSIDERATIONS.....................74
ERISA CONSIDERATIONS...................................74
UNDERWRITING...........................................75
EXPERTS................................................76
LEGAL OPINIONS.........................................76
INDEX OF TERMS.........................................77
                      --------------------------
          Until , 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to subscriptions their unsold allotments or subscriptions.



============================================================

------------------------------------------------------------
============================================================


                                   $__________

                        NATIONSFINANCIAL AUTO OWNER TRUST
                                     1996-1,


                               Issuer






                                  $___________
                                   Class A-1%
                               Asset Backed Notes

                                  $___________
                            Class A-2 Floating Rate
                               Asset Backed Note

                                  $___________
                                 Class A-3 ___%
                               Asset Backed Notes

                                  $___________
                                      ___%
                           Asset Backed Certificates


                            NATIONSFINANCIAL FUNDING
                                  CORPORATION
                                     Seller
                 ----------------------------------------------


                 ----------------------------------------------


                                   PROSPECTUS

                 ----------------------------------------------


                       NATIONSBANC CAPITAL MARKETS, INC.

                            _________________, 1996
============================================================

------------------------------------------------------------

                                                               [Alternate Page]
                  SUBJECT TO COMPLETION, DATED _________, 1996

                                  $------------

                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1


                    $_________ Class A-1 % Asset Backed Notes
             $__________ Class A-2 Floating Rate Asset Backed Notes
                   $___________ Class A-3 % Asset Backed Notes
                    $___________ % Asset Backed Certificates


                      NationsFinancial Funding Corporation
                                     Seller
                         SunStar Acceptance Corporation
                                    Servicer


         The NationsFinancial Auto Owner Trust 1996-1 (the "Trust") will be formed pursuant to a Trust Agreement to be entered into between NationsFinancial Funding Corporation, as seller (the "Seller"), and ____________, as Owner Trustee, and will issue $_______________ aggregate principal amount of Class A-1 % Asset Backed Notes (the "Class A-1 Notes"), $________________ aggregate principal amount of Class A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes") and $______________ aggregate principal amount of Class A-3 % Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of November 30, 1996 (the "Indenture"), between the Trust and __________________, as Indenture Trustee and as Indenture Collateral Agent (the "Indenture Trustee" and the "Indenture Collateral Agent"). The Trust also will issue $______________ aggregate principal amount of % Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities").


         Distributions of interest on the Certificates will be subordinated in priority of payment to interest on and principal of the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full.


         The assets of the Trust (the "Trust Property") will include a pool of non-prime retail motor vehicle installment sales contracts (the "Receivables") secured by new and used automobiles, light trucks and vans financed thereby (the "Financed Vehicles"), certain amounts received under each Receivable after November 30, 1996 (the "Cutoff Date"), security interests in the Financed Vehicles, the Certificate Policy (as defined herein) and certain other property, as more fully described herein.

                                                 (Cover continued on next page)

         FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE __ HEREIN.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, THE SELLER, THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This Prospectus is to be used by NationsBanc Capital Markets, Inc.
           ("NCMI") an affiliate of the Seller in connection with offers and sales related to market-making transactions in the
                  Securities in which NCMI acts
      as principal.  NCMI may also act as agent in such transactions.  Sales will be made
        at prices related to the prevailing prices at the time of sale.

                        NationsBanc Capital Markets, Inc.
                 The date of this Prospectus is ________ , 1996.

                                                               [Alternate Page]



                              PROSPECTUS SUPPLEMENT


         On or about , 199_, this Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus. Such supplement generally will incorporate by reference include the information contained in the monthly statements furnished to Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Statements to Securityholders."

                                                               [Alternate Page]

"parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, 29 C.F.R. ' 2510.3-101 (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Assets Regulation, then the Notes will be eligible for purchase by Benefit Plans.

         However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE CERTIFICATES

         The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity. By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

                              PLAN OF DISTRIBUTION

         This Prospectus is to be used by the Underwriter, an affiliate of the Seller, in connection with offers and sales related to market-making transactions in the Securities in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of the Underwriter are the sole obligations of the Underwriter and do not create any obligations on the part of any affiliate of the Underwriter.

                                 LEGAL OPINIONS


         Certain legal matters relating to the validity of the Securities will be passed upon the Seller and the Trust by Stroock & Stroock & Lavan. Federal income tax and other matters will be passed upon for the Seller and the Trust by Stroock & Stroock & Lavan, special federal tax counsel. Certain legal matters relating to the validity of the Securities will be passed upon for the Underwriter by Stroock & Stroock & Lavan. Certain legal matters will be passed upon for the Insurer by Bruce E. Stern, General Counsel, the Insurer. The Insurer is represented by Rogers & Wells.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
Registration Fee................................................$ *
Trustee's Fees................................................... *
Printing..........................................................*
Legal Fees and Expenses.......................................... *
Accountings Fees................................................. *
Blue Sky Qualification Fees and Expenses..........................*
Rating Agency Fees................................................*
Miscellaneous ....................................................*
Total.............................................................*

-------------

*        To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of Delaware provides as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance --

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section,
         or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by the other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action and in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees).

         Article 11 of the Certificate of Incorporation of the Registrant provides as follows:

                  No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article 11 shall not eliminate or limit the liability of each director;

                           (i) for any breach of such director's duty of
                  loyalty to the corporation or its stockholders,

                           (ii) for acts or omissions not in good faith or
                  which involve intentional misconduct or a knowing violation of law,

                           (iii) under Section 174 of the Delaware General
                  Corporation Law, or

                           (iv) for any transaction from which such director
                  derived an improper benefit.

                  If the Delaware Corporate Law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the furthest extent of the Delaware Corporate Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Article VI of the Registrant's Bylaws provides that:

                  The Registrant will indemnify any person who was a director, officer, employee or agent of the Registrant to the fullest extent and in the manner set forth in and as provided by the General Corporation Law of Delaware.

ITEM 16. EXHIBITS.

See the Exhibit Index herein.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

          (d) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in that Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may by permitted to directors, officers and controlling persons of the Registrant pursuant to this provisions described under "Item 15-Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered. The Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) To provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (g) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (i) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (j) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 12th day of November, 1996.


                                 NationsFinancial Funding Corporation, Seller


                                 By: *
                                     Name:    Joseph A. Cutrona
                                     Title:   President and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statements has been signed by the following person in the capacities indicated on November 12, 1996.


Signature                            Title                       Date




*                                   President, Chief
                                    Financial Officer        November 12, 1996
--------------------------------    and Director
Joseph A. Cutrona


*                                   Chief Accounting Officer November 12, 1996
--------------------------------    and Director
Thomas T. Harahan


*By: /s/ Robert W. Long, Jr.
          Robert W. Long, Jr.
          Attorney-in-Fact

                                  EXHIBIT INDEX

Number                Description                                          Page


1.l**                 Form of Underwriting Agreement.
3.1**                 Certificate of Incorporation of the Seller.
3.2**                 By-laws of the Seller.
4.1*                  Form of Indenture between the Trust and the
                        Indenture Trustee.
4.2*                  Form of Trust Agreement between the Seller and
                        the Owner Trustee.
5.1*                  Opinion of Counsel to the Seller.
10.1**                     Form of Purchase Agreement between the Servicer
                        and the Seller.
23.1*                 Consent of Counsel to the Seller (included as
                        part of Exhibit 5.1).
23.2**                     Consent of Coopers & Lybrand L.L.P.
24.1***                    Power of Attorney
25.1**                     Statement of Eligibility of Trustee
99.1*                      Form of Sale and Servicing Agreement among the
                        Seller, the Servicer and the Owner Trustee on behalf of the Trust.
99.2*                 Form of Retail Motor Vehicle Installment Sales Contract.
99.3**                     Form of the Note Policy.
99.4**                     Form of the Certificate Policy.



*  Filed herewith.
** To be filed by amendment.
*** Previously Filed.

                                                   REGISTRATION NO. 333-12843
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    EXHIBITS

                                   FILED WITH


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                    NATIONSFINANCIAL AUTO OWNER TRUST 1996-1
                           (Issuer of the Securities)

                           -------------------------

                      NATIONSFINANCIAL FUNDING CORPORATION
                                    (Seller)
             (Exact name of Registrant as specified in its charter)

                           -------------------------